                     As filed with the Securities and Exchange Commission on September 5, 2003

                                                                                        Registration No. 333-106917

                                                   UNITED STATES
                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549

                                                AMENDMENT NO. 1 TO
                                                     Form S-4
                                              REGISTRATION STATEMENT
                                                       UNDER
                                            THE SECURITIES ACT OF 1933

                                        Southern California Edison Company
                              (Exact name of registrant as specified in its charter)

               California                                4911                               95-1240335
    (State or other jurisdiction of          (Primary Standard Industrial      (I.R.S. Employer Identification No.)
     incorporation or organization)          Classification Code Number)

                                             2244 Walnut Grove Avenue
                                            Rosemead, California 91770
                                                   626-302-1212

                     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                                Kenneth S. Stewart
                                             Assistant General Counsel
                                      2244 Walnut Grove Avenue (P.O. Box 800)
                                            Rosemead, California 91770
                                                   626-302-6601

       (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed exchange offer: As soon as practicable after the effective date of this registration statement.

         If the securities being registered on this form are being offered in connection with the formation of a
holding company and there is compliance with General Instruction G, check the following box.     |_|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the
earlier effective registration statement for the same offering.                 |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the same offering.    |_|

                                          CALCULATION OF REGISTRATION FEE

===================================================================================================================

                                                     Proposed Maximum        Proposed Maximum         Amount of
    Title of Each Class of        Amount to be           Offering           Aggregate Offering     Registration Fee
 Securities to be Registered       Registered       Price per Bond(1)            Price(1)

===================================================================================================================

First and Refunding Mortgage
Bonds, 8% Series 2003B, Due
2007                              $965,965,000              100%                $965,965,000          $78,146.57

===================================================================================================================

(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the
      Securities Act.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of
1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                  SUBJECT TO COMPLETION, DATED SEPTEMBER __, 2003

                                                    PROSPECTUS

                                        SOUTHERN CALIFORNIA EDISON COMPANY

                                                 OFFER TO EXCHANGE

        $965,965,000 principal amount of its First and Refunding Mortgage Bonds, 8% Series 2003B, Due 2007,
                           which have been registered under the Securities Act of 1933, for any and all of its First and Refunding Mortgage Bonds, 8% Series 2003A, Due 2007

         We are offering to exchange our First and Refunding Mortgage Bonds, 8% Series 2003B, Due 2007, which have been registered under the Securities Act of 1933, or the "exchange bonds," for our currently outstanding
First and Refunding Mortgage Bonds, 8% Series 2003A, Due 2007, or the "outstanding bonds."  The exchange bonds are substantially identical to the outstanding bonds, except that the exchange bonds have been registered under the federal securities laws and will not bear any legend restricting their transfer.  The exchange bonds will represent the same debt as the outstanding bonds, and we will issue the exchange bonds under the same indenture.

         We will exchange all outstanding bonds that you validly tender and do not validly withdraw before the exchange offer expires for an equal principal amount of exchange bonds. The exchange offer expires at 5:00 p.m.,
New York City time, on [____] 2003, unless extended. We do not currently intend to extend the exchange offer.

         You may withdraw tenders of outstanding bonds at any time prior to the expiration of the exchange offer.

         The exchange of outstanding bonds for exchange bonds will not be a taxable event for United States federal income tax purposes.

         We will not receive any proceeds from the exchange offer.

         We do not intend to apply for listing of the exchange bonds on any securities exchange or automated quotation system.

         Investing in the exchange bonds involves risks. See "Risk Factors" beginning on page 12.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

                                 The date of this prospectus is September __, 2003

                                               ABOUT THIS PROSPECTUS

         In this prospectus, the terms "SCE," "we," "us," or "our" refer to Southern California Edison Company, the issuer of the outstanding bonds and the exchange bonds.  "Outstanding bonds" refers to our First and
Refunding Mortgage Bonds, 8% Series 2003A, Due 2007, of which $965,965,000 principal amount were originally issued on February 24, 2003.  "Exchange bonds" refers to our First and Refunding Mortgage Bonds, 8% Series 2003B,
Due 2007 offered pursuant to this prospectus.  We sometimes refer to the outstanding bonds and the exchange bonds collectively as the "bonds."

         Each broker-dealer that receives exchange bonds for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange bonds.  The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange bonds received in exchange for outstanding bonds where such outstanding bonds were acquired by such broker-dealer as a result of market-making activities or other trading activities.  We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business one year after such date, we will make this prospectus available to any broker-dealer for use in connection with any such resale.  See "Plan of Distribution."

         We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus as if we had authorized it. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

         This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus.  This information is available without charge to security holders upon written or oral request.  You must make this request to Betty Hutchinson, Corporate Governance, 2244 Walnut Grove
Avenue, Rosemead, California 91770; telephone number (626) 302-2662 or facsimile number (626) 302-2610.  To obtain timely delivery, you must request the information no later than five business days before the expiration date of the exchange offer, or [__________], 2003.

                                              ADDITIONAL INFORMATION

         This prospectus is part of a registration statement on Form S-4, the "exchange offer registration statement," that we filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder, which we refer to collectively as the Securities Act.  The exchange offer registration statement covers the exchange bonds being offered and encompasses all amendments, exhibits, annexes, and schedules to the registration statement.  This prospectus does not contain all the information in the exchange offer registration statement.  For further information about us and the exchange offer, reference is made to the exchange offer registration statement.  Statements made in this prospectus as to the contents of any contract, agreement, or other document referred to are not necessarily complete.  For a more complete understanding and description of each contract, agreement, or other document filed as an exhibit to the exchange offer registration statement, we encourage you to read the documents contained in the exhibits.

         You also may find additional information about us under "Information about Southern California Edison
Company" below, including a description of documents that are delivered with and incorporated by reference into this prospectus and documents that are available from the Securities and Exchange Commission or our Website.

                                            FORWARD-LOOKING STATEMENTS

            This prospectus contains forward-looking statements within the meaning of Section 27A of the
Securities Act and Section 21E of the Securities Exchange Act of 1934.  The forward-looking statements reflect our current expectations and projections about future events based on our knowledge of present facts and circumstances and assumptions about future events.  Other information distributed by us that is incorporated in this prospectus, or that refers to or incorporates this prospectus, may also contain forward-looking statements.
In this prospectus and elsewhere, the words "expects," "believes," "anticipates," "estimates," "intends,"
"plans," "probable," and variations of such words and similar expressions are intended to identify forward-looking statements.  Such statements necessarily involve risks and uncertainties that could cause actual results to differ materially from those anticipated.  Some of the risks, uncertainties and other important factors that could cause results to differ, or that otherwise could impact us are listed under the heading "Risk Factors"
beginning on page 12 of the prospectus and under the heading "Forward-Looking Information and Risk Factors" in the Management's Discussion and Analysis of Results of Operations and Financial Condition that appears in our
2002 Annual Report to Shareholders and is incorporated by reference into and provided with this prospectus.

            Additional information about risks and uncertainties is contained throughout this prospectus, and in the Management's Discussion and Analysis of Results of Operations and Financial Condition and the Notes to
Consolidated Financial Statements that appear in our 2002 Annual Report to Shareholders and are incorporated by reference into and provided with this prospectus.  Readers are urged to read this entire prospectus, including the information incorporated by reference, and carefully consider the risks, uncertainties, and other factors that affect our business.  The information contained in this prospectus is subject to change without notice, and we are not obligated to publicly update or revise forward-looking statements.  Readers should review future reports that we file with the Securities and Exchange Commission.

                                                PROSPECTUS SUMMARY

         This summary highlights selected information from this prospectus, but does not contain all information that may be important to you.  This prospectus includes or incorporates by reference specific terms of the exchange offer, as well as information regarding our business and detailed financial data.  We encourage you to read the detailed information and financial statements appearing elsewhere or incorporated by reference in this prospectus.

                                        Southern California Edison Company

         We are an electric utility providing retail electric service to 4.5 million business and residential customers over a 50,000 square mile service area in coastal, central, and southern California, excluding the City of Los Angeles and certain other cities.  We own and operate transmission and distribution facilities and hydroelectric, coal, and nuclear power plants for the purpose of serving our customers' electricity needs.  In addition to power provided from our own generating resources, we procure power through long-term contracts from a variety of sources including other utilities, merchant generators, and other non-utility generators, including qualifying facilities.  Our customers also receive power purchased on their behalf through contracts signed by the California Department of Water Resources.

         All of our common stock is owned by Edison International, a holding company with subsidiaries involved in both electric utility and non-electric utility businesses.  Our principal executive offices are located at
2244 Walnut Grove Avenue, Rosemead, CA 91770, and our telephone number is (626) 302-1212.

                                      Summary of the Original Exchange Offer

Original Exchange Offer               On January 14, 2003, we commenced an exchange offer, which we refer to herein as the "original exchange offer," whereby we offered eligible holders the opportunity to exchange each $1,000 principal amount of our 8.95% Variable
                                      Rate Notes due 2003 that they held for $1,000 principal amount of the outstanding bonds.  Because the original exchange offer was not a transaction registered under the Securities Act, the outstanding bonds were only offered or issued (i) in the United States, to qualified institutional buyers, as that term is defined in Rule 144A under the Securities Act, in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act, and (ii) outside the United States, to persons other than U.S. persons in offshore transactions in reliance upon Regulation S under the Securities Act.  Citigroup (formerly Salomon Smith Barney) acted as the lead dealer manager for the original exchange offer, while JPMorgan acted as the co-dealer manager.

Registration Rights Agreement         Upon the closing of the original exchange offer, we entered into a registration rights agreement with the dealer managers relating to the exchange offer covered by this prospectus.  In the registration rights agreement, we agreed, among other things to:

                                      o   use our reasonable best efforts to cause a registration statement to become effective under the Securities Act within 270 days after the original issue date of the outstanding bonds;

                                      o   use our reasonable best efforts to consummate this exchange offer within
                                          45 days after the effective date of the registration statement; and

                                      o   under certain circumstances, file, and cause to become effective, a shelf registration statement for the resale of the outstanding bonds.

                                           Summary of the Exchange Offer

         The following is a brief summary of terms of the exchange offer covered by this prospectus.  For a more complete description of the exchange offer, see "The Exchange Offer."

Reasons for the Exchange Offer        Pursuant to the registration rights agreement, we are offering to exchange
                                      $1,000 principal amount of our First and Refunding Mortgage Bonds, 8% Series
                                      2003B, Due 2007, which have been registered under the Securities Act, for each
                                      $1,000 principal amount of our currently outstanding First and Refunding
                                      Mortgage Bonds, 8% Series 2003A, Due 2007, which were offered without registration under the Securities Act in the initial exchange offer.

Mechanics of the Exchange Offer       We will accept any and all outstanding bonds validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on [______], 2003.  Holders may tender some or all of their outstanding bonds pursuant to the exchange offer.  However, outstanding bonds must be tendered in a minimum principal amount of $250,000 and in integral multiples of $1,000 in excess thereof.
                                      Exchange bonds will be issued only in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof.  The form and terms of the exchange bonds are the same as the form and terms of the outstanding bonds except that:

                                      o   the exchange bonds have been registered under the Securities Act and will not bear any legend restricting their transfer;

                                      o   the exchange bonds bear a Series B designation and a different CUSIP number than the outstanding bonds; and

                                      o   the holders of the exchange bonds will not be entitled to certain rights under the registration rights agreement, including the provisions for an increase in the interest rate in some circumstances relating to the timing of the exchange offer.

Resales                               We believe that the exchange bonds issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

                                      o   you acquire the exchange bonds in the ordinary course of your business;

                                      o   you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange bonds issued in the exchange offer; and

                                      o   you are not an affiliate of ours.

                                      If any of these conditions is not satisfied and you transfer any exchange bonds issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange bonds from these requirements, you may incur liability under the Securities Act.  We will not assume, nor will we indemnify you against, any such liability.

                                      Each broker-dealer that is issued exchange bonds in the exchange offer for its own account in exchange for outstanding bonds, where such outstanding bonds were acquired by that broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange bonds.  See "Plan of Distribution."

Expiration Date                       The exchange offer will expire at 5:00 p.m., New York City time, on [______],
                                      2003, unless we decide to extend the exchange offer.  We do not currently intend to extend the exchange offer.

Conditions to the Exchange Offer      The exchange offer is subject to certain customary conditions, including that it does not violate any applicable law or Securities and Exchange Commission staff interpretation.

Procedures for Tendering
Outstanding Bonds                     If you wish to accept the exchange offer, you must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, in accordance with the instructions contained in this prospectus and in the letter of transmittal.  You should then mail or otherwise deliver the letter of transmittal, or facsimile, together with the outstanding bonds to be exchanged and any other required documentation, to the exchange agent at the address set forth in this prospectus and in the letter of transmittal.

                                      By executing the letter of transmittal, you will represent to us that, among other things:

                                      o   you, or the person or entity receiving the related exchange bonds, are acquiring the exchange bonds in the ordinary course of business;

                                      o   neither you nor any person or entity receiving the related exchange bonds is engaging in or intends to engage in a distribution of the exchange bonds within the meaning of the federal securities laws;

                                      o   neither you nor any person or entity receiving the related exchange bonds has an arrangement or understanding with any person or entity to participate in any distribution of the exchange bonds;

                                      o   neither you nor any person or entity receiving the related exchange bonds is an "affiliate" of SCE, as defined in Rule 405 under of the Securities
                                          Act;

                                      o   if you are a broker-dealer, you will receive the exchange bonds for your own account in exchange for outstanding bonds acquired as the result of market making activities or other trading activities and that you will deliver a prospectus in connection with any resale of the exchange bonds;
                                          and

                                      o   you are not acting on behalf of any person or entity that could not truthfully make these statements.

                                      Alternatively, you may tender your outstanding bonds by following the procedures for book-entry delivery described in this prospectus.  See "The
                                      Exchange Offer-- Procedures for Tendering Outstanding Bonds" and "Plan of
                                      Distribution."

Effect of Not Tendering               Any outstanding bonds that are not tendered or that are tendered but not accepted will remain subject to restrictions on transfer.  Since the outstanding bonds have not been registered under the Securities Act, they bear a legend restricting their transfer absent registration or the availability of a specific exemption from registration.  Upon the completion of the exchange offer, we will have no further obligations, except under limited circumstances, to provide for registration of the outstanding bonds under the
                                      Securities Act.  See "The Exchange Offer-- Certain Consequences to Holders of
                                      Outstanding Bonds Not Tendering in the Exchange Offer."

Interest on the Exchange
Bonds and the Outstanding Bonds       The exchange bonds will bear interest from the most recent interest payment date to which interest has been paid on the outstanding bonds or, if no interest has been paid, from February 24, 2003.  Interest on the outstanding bonds accepted for exchange will cease to accrue upon the issuance of the exchange bonds.

Withdrawal Right                      Tenders of outstanding bonds may be withdrawn at any time prior to 5:00 p.m.,
                                      New York City time, on the Expiration Date.

Federal Income Tax Consequences       The exchange of outstanding bonds for exchange bonds will not be a taxable event for United States federal income tax purposes.  You will not recognize any taxable gain or loss as a result of exchanging outstanding bonds for exchange bonds and you will have the same tax basis and holding period in the exchange bonds as you had in the outstanding bonds immediately before the exchange.  See "Material United States Federal Income Tax Consequences."

Use of Proceeds                       We will not receive any proceeds from the issuance of exchange bonds pursuant to the exchange offer.  See "Use of Proceeds."

Regulatory Approval                   We have obtained approval from the California Public Utilities Commission to issue the exchange bonds.  No other federal or state regulatory requirements must be complied with or approval obtained.

Dissenters' Right                     Holders of the outstanding bonds do not have any appraisal or dissenters'
                                      rights in connection with the exchange offer.

Exchange Agent                        The Bank of New York, acting through BNY Midwest Trust Company, is the exchange agent for the exchange offer.

                                            Terms of the Exchange Bonds

         The following is a brief summary of the terms of the exchange bonds. The financial terms and covenants of the exchange bonds are the same as the outstanding bonds.  For a more complete description of the terms of the exchange bonds, see "Description of the Exchange Bonds."

Issuer                                Southern California Edison Company.

Securities                            $965,965,000 in aggregate principal amount of our First and Refunding Mortgage
                                      Bonds, 8% Series 2003B, Due 2007.

Maturity Date                         February 15, 2007.

Interest Payment Dates                Semiannually on February 15 and August 15 of each year to the holders of record on the preceding February 1 and August 1, respectively.

Security                              The exchange bonds will be secured equally and ratably by a lien on substantially all of our property and franchises with all other first mortgage bonds outstanding now or in the future under our first mortgage bond indenture.  The liens will be first priority liens subject to permitted exceptions.

Ranking                               The exchange bonds will be our senior secured obligations ranking pari passu in right of payment with all our other senior secured indebtedness, and prior to all other senior indebtedness to the extent of the value of the collateral available to the holders of the exchange bonds, which collateral is shared by such holders on a ratable basis with the holders of our other first mortgage bonds outstanding from time to time.  As of March 31, 2003, and after giving pro forma effect to the original exchange offer, we had (i) $3.7 billion of our first mortgage bonds outstanding and (ii) the capacity to issue approximately $9.9 billion of additional first mortgage bonds pursuant to the applicable terms of our first mortgage bond indenture.

Optional Redemption                   We may redeem the exchange bonds at a time, in whole or in part, at a "make whole" redemption price equal to the greater of (i) the principal amount being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the exchange bonds being redeemed, discounted to the date fixed for redemption on a semi-annual basis (assuming a
                                      360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined herein) plus 50 basis points, plus in either case accrued and unpaid interest to the date of redemption.  See "Description of the Exchange Bonds--
                                      Optional Redemption."

Future Issues of First
Mortgage Bonds                        Our first mortgage bond indenture permits us to issue additional first mortgage bonds, ranking equally and ratably with the exchange bonds, under certain circumstances.  Additional first mortgage bonds may not be issued unless net earnings (as defined) for twelve months have been at least two and one-half times our total annual first mortgage bond interest charge and other conditions are met.  At June 30, 2003, we could issue $8.43 billion of additional first mortgage bonds.  See "Description of the Exchange Bonds--
                                      Issuance of Additional Bonds."

Special Trust Fund                    We are required to deposit in a special trust fund with the indenture trustee, on each May 1 and November 1, cash equal to 1 1/2% of the aggregate principal amount of first mortgage bonds then outstanding.  Under the first mortgage bond indenture, we are able to withdraw cash from the special trust fund as long as we have sufficient additional property.  Thus, there are currently no funds on deposit in the special trust fund.  See "Description of the Exchange
                                      Bonds-- Special Trust Fund."

Absence of a Public Market
for the Exchange Bonds                The exchange bonds are new securities, for which there is no established trading market, and none may develop.  Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange bonds.  We do not intend to apply for listing of the exchange bonds on any securities exchange or to arrange for any quotation system to quote them.

Credit Ratings                        The exchange bonds are rated "BB" by Standard & Poor's and "Ba2" by Moody's
                                      Investors Services.

Trustee, Transfer Agent and
Book-Entry Depositary                 The Bank of New York, acting through BNY Midwest Trust Company

Paying Agent                          The Bank of New York, acting through BNY Midwest Trust Company

Risk Factors                          See "Risk Factors" and the other information in, and incorporated by reference in, this prospectus for a discussion of factors you should carefully consider before deciding to participate in the exchange offer.

                                                Recent Developments

         CPUC Litigation Settlement Agreement and PROACT Recovery

         In November 2000, during California's electricity crisis, we filed a lawsuit against the California
Public Utilities Commission ("CPUC") seeking a ruling that we were entitled under federal law to full recovery of our past electricity procurement costs.  In October 2001, the federal district court in which this litigation had been filed entered a stipulated judgment, which, among other things, approved a settlement agreement between us and the CPUC.  A key element of this settlement was the establishment of a rate-recovery mechanism called the procurement-related obligations account, or PROACT, which was designed to allow us to recover our electricity procurement undercollections in customer rates.  The settlement allowed us to recover $3.6 billion, reflecting the amount of our past undercollected procurement costs.  Each month, we applied to the PROACT the positive or negative difference between our revenues from retail electric rates (including surcharges) and the costs that we are authorized by the CPUC to recover in retail electric rates.  At July 31, 2003, we had overcollected the allowed amount of the PROACT by $148 million.  We expect that, after obtaining CPUC approval, we will return this overcollection to our customers through a different regulatory balancing account.

         The Utility Reform Network ("TURN"), a consumer advocacy group, is pursuing an appeal seeking to overturn the stipulated district court judgment approving our settlement agreement with the CPUC.  On
September 23, 2002, the United States Court of Appeals for the Ninth Circuit issued an opinion in which it affirmed the district court on all claims, with the exception of the challenges founded upon California state law, which the federal appeals court referred to the California Supreme Court.  The federal appeals court concluded that none of the substantive arguments based on federal statutory or constitutional law compelled reversal of the district court's stipulated judgment.  However, the federal appeals court stated in its opinion that there was a serious question whether the settlement agreement violated state law, both in substance and in the procedure by which the CPUC agreed to it.  The federal appeals court added that if the settlement agreement violated state law, the CPUC lacked capacity to consent to the stipulated judgment, and the stipulated judgment would need to be vacated.  The federal appeals court indicated that, on a substantive level, the stipulated judgment appeared to violate California's electric industry restructuring statute providing for a rate freeze.
The federal appeals court also indicated that, on a procedural level, the stipulated judgment appeared to violate
California laws requiring open meetings and public hearings.  Because federal courts are bound by the pronouncements of the state's highest court on applicable state law, and because the federal appeals court found no controlling precedents from California courts on the issues of state law in this case, the federal appeals court issued a separate order certifying those issues in question form to the California Supreme Court and requested that the California Supreme Court accept certification.

            The California Supreme Court accepted the certification, reformulated one of the certified questions as we had requested, and set a briefing schedule.  After the completion of the filing of briefs by the respective parties, including supplemental briefs requested by the Court concerning an issue related to California's open meeting laws, the parties made oral arguments before the Court at a hearing on May 27, 2003.  On August 21, 2003, the California Supreme Court issued a decision in which it concluded that the settlement between the CPUC and us did not violate California law in any of the respects raised by the federal appeals court.  Specifically, the
California Supreme Court concluded that (1) the commissioners of the CPUC had the authority to propose the stipulated judgment in light of the provisions of California's restructuring statute, AB 1890; (2) the procedures employed by the CPUC in entering the stipulated judgment did not violate California's open meeting law for public agencies; and (3) the stipulated judgment did not violate California's public utilities code by allegedly altering rates without a public hearing and issuance of findings.

         Now that the California Supreme Court has issued its decision on the certified questions, the matter will return to the Ninth Circuit for final disposition, subject to any efforts by TURN to seek a rehearing before the California Supreme Court or pursue further federal appeals.  In the meantime, the case is stayed in the federal appellate court.  Pending a final outcome of the proceedings, we continue to operate under the settlement agreement.  We continue to believe it is probable that our recovery of our past procurement costs through regulatory mechanisms, including the PROACT, ultimately will be validated.  However, we cannot predict with certainty the outcome of the pending legal proceedings.

         Cost of Capital Proceeding

         We are required to file a cost of capital application with the CPUC by May 8 of each year, with the decision rendered in each proceeding becoming effective January 1 of the following year.  On April 1, 2003, we filed a petition with the CPUC seeking to eliminate the 2004 proceeding, with the result that our 2003 cost of capital decision, issued on November 7, 2002, would remain in effect throughout 2004.  The CPUC granted a temporary extension of our filing deadline to September 8, 2003, while it considered our request.  On August 21,
2003, the CPUC approved a final decision exempting us from filing a 2004 cost of capital application and directing us to file a 2005 application by May 10, 2004.  Accordingly, we will maintain our authorized return on equity at its current 11.6% level until 2005.

         Transmission Rate Case

         In July 2000, the Federal Energy Regulatory Commission ("FERC") issued a decision in our 1998 transmission rate case ordering a reduction of approximately $38 million in our requested annual transmission revenue requirement of $213 million.  Approximately $24 million of the ordered reduction was associated with the
FERC's rejection of our proposed method for allocating overhead costs to transmission operations.  In August
2000, we filed for rehearing of the FERC decision, asking for reconsideration of its decision, assuming that the
CPUC would not allow SCE to recover the $24 million in CPUC-jurisdictional rates.  We continued to collect the
$24 million annually in FERC rates, subject to refund, until new transmission rates became effective on
September 1, 2002.  In February 2001, we filed with the CPUC a request to recover in CPUC rates the overhead costs not permitted in FERC rates (amounting to $119 million as of June 30, 2003).  On August 21, 2003, the CPUC approved our request to recover the overhead costs.

                                Selected Consolidated Financial and Operating Data

         The following table shows selected historical financial and operating data of Southern California Edison
Company and its subsidiaries for the periods indicated.  You should read it together with our consolidated financial statements and related notes, and the related Management's Discussion and Analysis of Financial
Condition and Results of Operations, provided with and incorporated by reference in this prospectus and together with the other information provided in this prospectus.  The information as of December 31, 1998, 1999, 2000,
2001, and 2002, has been derived from our audited financial statements provided with this prospectus.  The information as of June 30, 2002 and 2003, and for the six months then ended has been derived from our unaudited financial statements provided with this prospectus, and, in the opinion of SCE's management, reflects all adjustments necessary for a fair statement of the financial condition at such dates and the results of operations for such periods.  Historical results are not necessarily indicative of the results to be obtained in the future.

------------------------------------------------ -------- --------------------------------
                                                     Six Months
                                                   Ended June 30,               Year Ended December 31,
                                                   --------------    -------- --------- --------- --------- ---------
(Dollar amounts in millions)                       2003      2002      2002     2001      2000      1999      1998
------------------------------------------------ --------- --------- -------- --------- --------- --------- ---------

Income statement data:
Operating revenue                                  $4,217    $4,041    $8,706    $8,126 $  7,870  $  7,548    $7,500
Operating expenses                                  3,526     2,630     6,579     3,509   10,529     6,242     6,136
Fuel and purchased power expenses                   1,281       937     2,259     3,982    4,882     3,405     3,586
Income tax (benefit)                                  212       407       642     1,658   (1,022)      438       442
Provisions for regulatory adjustment clauses -
net                                                   811       314     1,502    (3,028)   2,301      (763)     (473)
Interest expense - net of amounts capitalized         239       325       584       785      572       483       485
Net income (loss)                                     334       852     1,247     2,408   (2,028)      509       515
Net income (loss) available for common stock          327       841     1,228     2,386   (2,050)      484       490
Ratio of earnings to fixed charges                  3.35(a)   9.31(a)    4.21      6.15      (b)      2.94      2.95
     (a) Twelve months ended June 30
     (b) Less than 1.00

------------------------------------------------ --------- --------- -------- --------- --------- --------- ---------

Balance sheet data:
Assets                                           $ 19,721  $ 19,363  $ 18,314  $ 22,453 $ 15,966  $ 17,657  $ 16,947
Gross utility plant                                16,715    16,301    16,341    15,982   15,653    14,852    14,150
Accumulated provision for depreciation and
decommissioning                                     6,395     8,319     8,094     7,969    7,834     7,520     6,896
Short-term debt                                        --        --        --     2,127    1,451       796       470
Common shareholder's equity                         4,714     3,999     4,384     3,146      780     3,133     3,335
Preferred stock:
   Not subject to mandatory redemption                129       129       129       129      129       129       129
   Subject to mandatory redemption                    141       147       147       151      256       256       256
Long-term debt                                      5,067     5,635     4,504     4,739    5,631     5,137     5,447
Capital structure:
   Common shareholder's equity                       46.9%    40.3%      47.8%     38.5%    11.5%     36.2%     36.4%
   Preferred stock
      Not subject to mandatory redemption             1.3%     1.3%       1.4%      1.6%     1.9%      1.5%      1.4%
      Subject to mandatory redemption                 1.4%     1.5%       1.6%      1.9%     3.8%      2.9%      2.8%
Long-term debt                                       50.4%    56.9%      49.2%     58.0%    82.8%     59.4%     59.4%

------------------------------------------------ --------- --------- -------- --------- --------- --------- ---------

Operating data:
Peak demand in megawatts (MW)                      17,546    16,418    18,821    17,890   19,757    19,122    19,935
Generation capacity at peak (MW)                    9,771     9,767     9,767     9,802    9,886    10,431    10,546
Kilowatt-hour deliveries (in millions)             23,045    18,906    79,693    78,524   84,430    78,602    76,595
Total energy requirement (kWh) (in millions)       38,201    33,674    71,663    83,495   82,503    78,752    80,289
Energy mix:
   Thermal                                           36.5%    40.1%      40.2%     32.5%    36.0%     35.5%     38.8%
   Hydro                                              5.9%     6.5%       5.0%      3.6%     5.4%      5.6%      7.4%
   Purchased power and other sources                 57.6%    53.4%      54.8%     63.9%    58.6%     58.9%     53.8%
Customers (in millions)                              4.56      4.50      4.53      4.47     4.42      4.36      4.27
Full-time employees                                12,357    11,858    12,113    11,663   12,593    13,040    13,177

                                                   RISK FACTORS

         Your decisions whether or not to participate in the exchange offer and own outstanding bonds or exchange bonds will involve some degree of risk.  You should be aware of, and carefully consider, the following risk factors, along with all of the other information provided or referred to in this offering memorandum, before deciding whether or not to participate in the exchange offer.

Risks Relating to the Exchange Bonds and the Exchange Offer

         If you do not properly tender your outstanding bonds, your ability to transfer such outstanding bonds will be adversely affected.

         We will only issue exchange bonds in exchange for outstanding bonds that are timely received by the exchange agent, together with all required documents, including a properly completed and signed letter of transmittal.  Therefore, you should allow sufficient time to ensure timely delivery of the outstanding bonds and you should carefully follow the instructions on how to tender your outstanding bonds.  Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the outstanding bonds.  If you do not tender your outstanding bonds or if we do not accept your outstanding bonds because you did not tender your outstanding bonds properly, then, after we consummate the exchange offer, you may continue to hold outstanding bonds that are subject to the existing transfer restrictions.  After the exchange offer is consummated, if you continue to hold any outstanding bonds, you may have difficulty selling them because there will be fewer outstanding bonds remaining.

         If you are a broker-dealer or participating in a distribution of the exchange bonds, you may be required to deliver prospectuses and comply with other requirements.

         If you tender your outstanding bonds for the purpose of participating in a distribution of the exchange bonds, you will be required to comply with the registration and prospectus delivery requirements of the
Securities Act in connection with any resale of the exchange bonds.  If you are a broker-dealer that receives exchange bonds for your own account in exchange for outstanding bonds that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such exchange bonds.

         You may be unable to sell your exchange bonds if a trading market for the exchange bonds does not develop.

         The exchange bonds will be new securities for which there is currently no established trading market, and none may develop.  We do not intend to apply for listing of the exchange bonds on any securities exchange or for quotation on any automated dealer quotation system.  The liquidity of any market for the exchange bonds will depend on the number of holders of the exchange bonds, the interest of securities dealers in making a market in the exchange bonds and other factors.  Accordingly, we cannot assure you as to the development or liquidity of any market for the exchange bonds.  If an active trading market does not develop, the market price and liquidity of the exchange bonds may be adversely affected.  If the exchange bonds are traded, they may trade at a discount from their initial offering price depending upon prevailing interest rates, the market for similar securities, general economic conditions, our performance and business prospects and certain other factors.  In addition, if a large amount of outstanding bonds are not tendered or are tendered improperly, the limited amount of exchange bonds that would be issued and outstanding after we consummate the exchange offer could lower the market price of such exchange bonds.

         You may not be able to fully realize the value of the liens securing the outstanding bonds or the exchange bonds.

         The security for the benefit of the holders of outstanding bonds and the exchange bonds can be released without their consent.

         Any part of the property that is subject to the lien of the first mortgage bond indenture for the benefit of the outstanding bonds and the exchange bonds may be released at any time with the assent of holders of
80% in amount of all bonds issued and outstanding under such indenture (excluding any bonds owned or controlled by us).  A class vote or consent of the holders of the outstanding bonds and/or the exchange bonds would not be required.

         You may have only limited ability to control remedies with respect to the collateral.

         Upon the occurrence of an event of default under the first mortgage bond indenture, the trustee has the right to exercise remedies against the collateral securing the outstanding bonds and the exchange bonds.  The trustee shall take any action if requested to do so by the holders of a majority in interest of the first mortgage bonds then outstanding under the related indenture and if indemnified to the trustee's reasonable satisfaction.  Thus, you may not be able to exercise any control over the trustee's exercise of remedies unless you can obtain the consent of holders of a majority of the total amount of first mortgage bonds outstanding.  As of June 30, 2003, there was $3.3 billion in aggregate principal amount of first mortgage bonds outstanding, of which 29% consisted of the outstanding bonds issued in the original exchange offer.

         The collateral may not be valuable enough to satisfy all the obligations secured by the collateral.

         Our obligations under the outstanding bonds and, after the exchange offer, the exchange bonds are secured by the pledge of substantially all of our property and franchises.  This pledge is also for the benefit of the lenders under our senior secured credit facility and all holders of other series of our first mortgage bonds.  The value of the pledged assets in the event of a liquidation will depend upon market and economic conditions, the availability of buyers and similar factors.  No independent appraisals of any of the pledged property have been prepared by us or on our behalf in connection with this exchange offer or the original exchange offer. Although  our first mortgage bond indenture only allows us to issue first mortgage bonds with an aggregate principal amount at any time outstanding in an amount no greater than 66?% of the aggregate value of our bondable assets, because no appraisals have been performed in connection with this exchange offer or the original exchange offer, we cannot assure you that the proceeds of any sale of the pledged assets following an acceleration of maturity with respect to the outstanding bonds and, after the exchange offer, the exchange bonds would be sufficient to satisfy, or would not be substantially less than, amounts due on the bonds and the other debt secured by the pledged assets.

         If the proceeds of any sale of the pledged assets were not sufficient to repay all amounts due on the bonds, you (to the extent your bonds were not repaid from the proceeds of the sale of the pledged assets) would have only an unsecured claim against our remaining assets.  By their nature, some or all the pledged assets may be illiquid and may have no readily ascertainable market value.  Likewise, we cannot assure you that the pledged assets will be saleable or, if saleable, that there will not be substantial delays in their liquidation.

         In addition, the indenture governing the bonds will permit us to issue additional secured debt, including debt secured equally and ratably by the same assets pledged to you.  This could reduce amounts payable to you from the proceeds of any sale of the collateral.

         Bankruptcy laws may limit your ability to realize value from the collateral.

         The right of the trustee to repossess and dispose of the pledged assets upon the occurrence of an event of default under the indenture is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us before the first mortgage bond trustee repossessed and disposed of the pledged assets.  Under Title 11 of the United States Code (the "Bankruptcy Code"), a secured creditor is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval.  Moreover, the Bankruptcy Code permits the debtor to continue to

retain and to use collateral, including capital stock, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given "adequate protection."  The meaning of the term
"adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case.  Generally, adequate protection payments, in the form of interest or otherwise, are not required to be paid by a debtor to a secured creditor unless the bankruptcy court determines that the value of the secured creditor's interest in the collateral is declining during the pendency of the bankruptcy case.  In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict (1) how long payments under the bonds could be delayed following commencement of a bankruptcy case, (2) whether or when the collateral agent could repossess or dispose of the pledged assets or (3) whether or to what extent holders of the bonds would be compensated for any delay in payment or loss of value of the pledged assets through the requirement of "adequate protection."

         The ability of the trustee to effectively liquidate the collateral and the value received could be impaired or impeded by the need to obtain regulatory consents.

         While we have all necessary consents to grant the security interests created by the first mortgage bond indenture, any foreclosure thereon could require additional approvals that have not been obtained from California or federal regulators.  We cannot assure you that these approvals could be obtained by the first mortgage bond trustee on a timely basis or at all.

Risks Relating to Our Business

         Our financial condition, liquidity and credit ratings were adversely affected by California's electricity crisis and we may not recover our investment grade credit rating.

         In 1994, the CPUC and later the California Legislature initiated an electric industry restructuring process that resulted in a multi-year freeze on the rates that we could charge our customers beginning in 1998.
Additionally, transition cost recovery mechanisms were implemented allowing us to recover specified costs, known as "stranded costs," associated with our power generation-related assets.  The state law that implemented this restructuring provided for us to finance a portion of the stranded costs that residential and small commercial customers would have paid between 1998 and 2001, and required us to reduce rates by at least 10% to these customers, effective January 1, 1998.  Principal and interest on the debt issued to finance these stranded costs are to be repaid until 2007 through a dedicated charge on these customers' bills.  The reduced and frozen rates were to remain in effect until the earlier of March 31, 2002, or the date when we recovered the CPUC-authorized stranded costs for utility-owned generation assets and obligations.

         In May 2000, we began experiencing difficulties as a result of unusually high prices for energy and ancillary services we procured through the California Power Exchange and the California Independent System
Operator (ISO).  These high wholesale prices, coupled with the freeze on our retail rates, resulted in substantial undercollections of power procurement costs.  Pursuant to applicable CPUC decisions, we recorded the undercollections in a transition revenue account.  High prices continued through the remainder of year 2000, and by year-end 2000 our resulting net transition cost undercollection was approximately $2.9 billion.

         Our significant undercollections of wholesale power costs, coupled with our anticipated near-term capital requirements, materially and adversely affected our liquidity throughout 2001.  As a result of these liquidity concerns, beginning in January 2001 we suspended payments of purchased power, deferred payments on outstanding debt, and did not declare or pay dividends on any of our cumulative preferred stock or common stock.
In early 2001, our senior secured credit rating was downgraded from investment grade to "CC" by Standard and
Poor's and "B3" by Moody's.  Based on the rights to cost recovery and revenue established by a settlement agreement with the CPUC and CPUC implementing orders, we repaid all of our undisputed past-due obligations to creditors in March 2002 from a combination of cash on hand and the proceeds of senior secured credit facilities and a remarketing of pollution control bonds.  Although Standard & Poor's and Moody's raised their credit ratings in March 2002, to BB and Ba2, respectively, as a result of the developments enabling us to recoup our undercollections, the new ratings are still below investment grade.  Whether and when our investment grade credit ratings can be regained could have a significant impact on the value of our outstanding securities and our ability to secure additional financing on favorable terms.  No assurances, however, can be made that we will be able to regain our investment grade credit rating.

         Our settlement agreement with the CPUC is being challenged by a consumer advocacy group.

         In November 2000, during California's electricity crisis, we filed a lawsuit against the CPUC seeking a ruling that we were entitled under federal law to full recovery of our past electricity procurement costs.  In
October 2001, the federal district court in which this litigation had been filed entered a stipulated judgment, which, among other things, approved a settlement agreement between us and the CPUC.  A key element of this settlement was the establishment of a rate-recovery mechanism called the PROACT, which was designed to allow us to recover $3.6 billion of procurement undercollections in customer rates.  Each month, we applied to the PROACT the positive or negative difference between our revenues from retail electric rates (including surcharges) and the costs that we are authorized by the CPUC to recover in retail electric rates.  At July 31, 2003, we had overcollected the allowed amount of the PROACT by $148 million.  We expect that, after obtaining CPUC approval, we will return this overcollection to our customers through a different regulatory balancing account.

         A consumer advocacy group is pursuing an appeal seeking to overturn the stipulated judgment approving our settlement agreement with the CPUC.  In its consideration of this appeal, the United States Court of Appeals for the Ninth Circuit certified certain questions of law to the California Supreme Court about whether the settlement agreement itself violated California law.  On August 21, 2003, the California Supreme Court issued a decision in which it concluded that the settlement between the CPUC and us did not violate California law in any of the respects raised by the federal appeals court.  Specifically, the California Supreme Court concluded that
(1) the commissioners of the CPUC had the authority to propose the stipulated judgment in light of the provisions of California's restructuring statute, AB 1890; (2) the procedures employed by the CPUC in entering the stipulated judgment did not violate California's open meeting law for public agencies; and (3) the stipulated judgment did not violate California's public utilities code by allegedly altering rates without a public hearing and issuance of findings.

         Now that the California Supreme Court has issued its decision on the certified questions, the matter will return to the Ninth Circuit for final disposition, subject to any efforts by TURN to seek a rehearing before the California Supreme Court or pursue further federal appeals.  In the meantime, the case is stayed in the federal appeals court.  We continue to believe it is probable that our recovery of our past procurement costs through regulatory mechanisms, such as the PROACT, ultimately will be validated.  However, we cannot predict with certainty the outcome of these pending legal proceedings.  If we ultimately were unable to recover and retain substantially the entire amount contemplated to be recovered by the settlement agreement, that event would have a material adverse effect on us.

         Our resumption of the procurement of energy as of January 1, 2003, presents several risks.

         During the California energy crisis, in early 2001 the California Department of Water Resources ("CDWR")
took over purchasing power for our customers under an executive order and new law.  On October 24, 2002, the CPUC ordered us to begin, on January 1, 2003, procurement of the amount of energy needed to serve our customers from sources other than our own generating plants, existing power purchase contracts and CDWR power purchase contracts allocated to our customers.  This energy is referred to as our "residual net short."  The CPUC has authorized us to record our procurement costs in a regulatory balancing account and fully recover all reasonably incurred costs from our customers.  Any over- or undercollections of reasonably incurred procurement costs will be amortized in future rates.  By California statute, through the end of 2005, the CPUC is required to adjust utility rates if our over- or undercollection exceeds 5% of our prior procurement costs, excluding revenues collected on behalf of the CDWR.  Nonetheless, our cash flows remain subject to volatility resulting from our procurement activities.
In addition, we are subject to the risk of unfavorable CPUC decisions with respect to its review of the reasonableness of our procurement costs as discussed below.

         Counterparty Risk:  To reduce our exposure to volatile spot market prices for power, we recently entered into capacity contracts for up to five years.  In addition, we make short-term market purchases and sales under power purchase and sale agreements, and the Independent System Operator procures imbalance power on our behalf.  Generally, we and our counterparties execute agreements requiring the posting of collateral to support our respective procurement obligations for these transactions.  We are exposed to risk from changes in the credit quality of our counterparties.  In addition, if a counterparty was to default on its obligations, we could be exposed to potentially volatile spot markets for either our buying of replacement power or our selling of power not purchased by the counterparty.  We have developed standards that limit extension of unsecured credit based upon a number of objective factors.  Our credit guidelines have been set forth as part of our procurement plan and approved by the CPUC.  In negotiating power purchase and sale contracts, we have also included collateral requirements and credit enforcement provisions to mitigate the risk of possible defaults.  Nevertheless, there can be no assurance that these actions will sufficiently protect us against the risk of a counterparty's default and the corresponding risk of then being forced into an uncertain market for power.

         Energy Supply and Cash Flow Risk:  Taking into account the recently signed multi-year capacity contracts, we forecast that our residual net short for 2003 will be approximately 4% of our total annual energy requirement amount, with most of the short position occurring during off-peak hours and on weekends.  For 2003 and beyond, several factors could cause our residual net short to be much larger than expected, including the return of direct access customers to utility service, lower utility generation due to expected or unexpected outages or plant closures, lower deliveries under third-party power contracts, or higher than anticipated demand for electricity.  Such an increase in our procurement requirements could lead to temporary revenue undercollections if the costs to purchase the additional energy were to exceed the amount we are recovering in rates.  We would not be able to recover those additional costs until we received CPUC authority to increase our rates correspondingly.  Although, as noted above, under California law, the CPUC is required to adjust customer rates if undercollections exceed certain levels, this potential lag time in cost recovery could adversely affect our cash flows.

         Our procurement activities could be found unreasonable by the CPUC, resulting in cost disallowances and subsequent refunds to customers.

         California law and CPUC decisions provide for us to recover our reasonably incurred power procurement costs in customer rates.  A California statute adopted in 2002 allows us to recover reasonable procurement costs incurred in compliance with an approved procurement plan.  The CPUC has determined that our maximum disallowance risk exposure for contract administration and least cost dispatch in compliance with an approved procurement plan is $37 million.  Power purchases and sales not in compliance with the approved procurement plan are subject to an expedited reasonableness review, and are not included in the disallowance cap of $37 million.  In addition, the
CPUC recently issued five decisions that clarify some of the guidelines for procuring power and provide mechanisms for more objectively determining reasonableness of procurement costs for transactions outside an approved procurement plan.  We are waiting for decisions from the CPUC on our long-term and short-term procurement plans.

         The CPUC decisions to date leave the possibility that we may be required to enter into contracts and make power purchases and sales without assurance that those actions will be found to have been reasonable during after-the-fact CPUC reviews.  If the CPUC finds our power procurement expenditures to have been unreasonable or imprudent, the CPUC may disallow recovery of part or all of the expenditures subject to the disallowance limit, which could adversely affect our cash flow, earnings, and liquidity.

         We may be adversely affected by fluctuations in natural gas and electric prices under the terms of existing third-party contracts.

         In addition to the risks posed by price volatility in our power procurement activities, natural gas price is a key input for the prices specified in a portion of our existing third-party purchased power contracts.  During the California energy crisis, we experienced severe cost volatility associated with third-party procurement contracts with non-utility generators called "qualifying facilities."  Under state law, such generation-related costs will receive regulatory balancing account treatment; however, we still face variability in cash flow and potential disallowances from CPUC reasonableness reviews of decisions regarding hedging of such market price exposure.  Although our natural gas price exposure associated with our existing qualifying facility procurement contracts is hedged through 2003 through financial derivatives or fixed price contracts, no assurance can be made that in the future we will be able to hedge our risk for other commodities on favorable terms or that the cost of such hedges will be recovered in rates.

         The CDWR contracts which have been allocated to us may also be exposed to risk of fluctuations in natural gas prices.  Although cost volatility related to these contracts is the financial responsibility of CDWR, changes in CDWR's revenue requirements may impact our ability to modify our rates if the CPUC were to attempt to manage rates to customers.  We would oppose any attempt by the CPUC to restrict our cost recovery in this manner.  Under CPUC directive and CDWR authorization, we are responsible, as limited agent, for the administration of the CDWR's gas supplies for the CDWR's power contracts and for making recommendations to the CDWR on entering into appropriate hedge arrangements to manage its natural gas price risk.  The CDWR has allocated funds for financial hedges and has executed hedge positions in line with our recommendations.

         The possible assignment of CDWR's procurement contracts to us and the other investor-owned utilities presents risks to us.

         In January 2001, the CDWR began making emergency power purchases for the customers of SCE, PG&E and
SDG&E.  Presently, these utilities remit directly to the CDWR and do not recognize as revenue amounts which they bill to and collect from their respective customers for electric power purchased and sold to these customers by the CDWR.  These CDWR procurement contracts contain provisions that would allow them to be assigned to the utilities if certain conditions are satisfied, including in some cases the utilities having unsecured credit ratings of BBB/Baa2 or higher.  However, because power from these CDWR contracts is priced well above market rates, such an assignment to the utilities, if actually undertaken, could require us to post significant amounts of collateral with the contract counterparties, which would strain our liquidity.  In addition, the requirement that we take responsibility for these ongoing fixed charges, which the credit rating agencies view as debt equivalents, could adversely affect our credit rating.  We would oppose any attempt to assign the CDWR contracts to the utilities; however, there is no assurance that we will not be required by the CPUC to take assignment of these contracts.

         We have a significant amount of debt which may adversely affect our ability to obtain future financing.
In addition, maturing debt could adversely affect our liquidity.

         We have a significant amount of debt.  As of June 30, 2003, we had $5.3 billion in total debt outstanding, including (i) $1.1 billion in Rate Reduction Bonds that are non-recourse to us and (ii) $3.3 billion of first mortgage bonds.  We may incur significant additional debt in the future.  The terms of our first mortgage bond indenture and our senior secured credit facility do not prohibit us from incurring significant additional debt.  All bonds issued under the first mortgage bond indenture will be pari passu in right of payment to the outstanding bonds and the exchange bonds.  Our overall debt to capital ratio (excluding $1.1 billion in
Rate Reduction Bonds mentioned above) was 44.8% as of June 30, 2003.

         We have significant amounts of debt maturing in 2003 and 2004.  In November 2003, $34 million of 8.95%
Variable Rate Notes matures.  These notes are the remaining principal amount of the $1.0 billion of notes that were subject to the original exchange offer described in this prospectus.  In September 2004, $125 million of 5?%
Series 93H, First and Refunding Mortgage Bonds matures.

         Our ability to make scheduled payments of principal and interest on and refinance debt, including the exchange bonds, and fund our operations and planned capital expenditure projects, depends on our cash flow and access to the capital markets.  We do not have complete control over our future performance since it is subject to economic, financial, competitive, regulatory and other factors affecting our operations and the electrical utility industry generally.  These factors could affect our ability to generate sufficient cash flow from our operations to service our debt and to make planned capital expenditures.  In addition, we may not be able to obtain other financing which we may need to refinance maturing indebtedness or maintain our desired liquidity.

         We are subject to material litigation and regulatory proceedings which may affect our revenues and financial condition.

         Investors should review the descriptions of pending litigation and regulatory matters contained in our
Annual, Quarterly and Current Reports filed with the Securities and Exchange Commission and incorporated by reference herein.  There can be no assurance that the outcome of any such matters will not adversely affect our consolidated financial condition.

         We are subject to an existing "general rate case" and future "cost of capital" proceedings which may cause our revenues to decline.

         Our revenues and earnings are subject to change in regulatory proceedings known as general rate cases and cost of capital proceedings.  General rate cases are historically conducted every three years.  During those cases, the CPUC determines our rate base (the value of assets on which we earn a rate of return for investors), depreciation rates, operation and maintenance costs, and administrative and general costs that we may recover from our customers through our rates.  Cost of capital proceedings are conducted annually.  During those cases, the CPUC authorizes our capital structure and the return on common equity applicable to the rate base determined in the general rate case proceedings.  For 2003, our authorized return on common equity is set at 11.6%.

         On April 1, 2003, we filed a petition with the CPUC seeking to eliminate the 2004 cost of capital proceeding and maintain our 2003 cost of capital decision in effect throughout 2004.  On August 21, 2003, the
CPUC approved a final decision exempting us from filing a 2004 cost of capital application and directing us to file a 2005 application by May 10, 2004.  Accordingly, we will maintain our authorized return on equity at its current 11.6% level until 2005.

         In May 2002, we filed our formal application for the 2003 general rate case seeking authority to increase our base rates to produce a revenue increase of $286 million, which was revised in 2003 to
$248 million.  In October 2002, the CPUC's Office of Ratepayer Advocates recommended a $172 million decrease in our base rates.  Other interveners are also requesting additional reductions to our rates.  A final decision is expected by the end of 2003.  If the results of this general rate case are either unfavorable to us or the case itself is not resolved in a timely manner, our future financial performance could be adversely affected.  Because we do not know what the outcome may be of the 2003 general rate case or any future cost of capital proceeding, there can be no assurance that any such outcome will not have an adverse effect on our financial or operating condition.

         We are subject to overlapping regulatory schemes as well as the risk of adverse changes in applicable regulations or legislation.

         We operate in a highly regulated environment.  For instance, our retail operations are subject to regulation by the CPUC, and our wholesale operations are subject to regulation by the Federal Energy Regulatory
Commission.  Our nuclear power plants are subject to regulation by the United States Nuclear Regulatory
Commission, and any construction, planning or siting of our power plants in California are also subject to the jurisdiction of the California Energy Commission and the CPUC.  Additional regulatory authorities with jurisdiction over some of our operations include the California Air Resources Board, the California State Water
Resources Control Board, the California Department of Toxic Substances Control, the California Coastal
Commission, the United States Environmental Protection Agency, the United States Department of Energy, and
various local regulatory districts.  We must periodically apply for licenses and permits from these various regulatory authorities as well as abide by their respective orders.  Historically, we have received the licenses and permits necessary for our operations.  However, should we be unsuccessful in obtaining certain licenses or permits, our business would be adversely affected.

         From time to time, special interest groups and state and federal legislators have proposed legislation that would expand, restrict or alter our obligations and rights with respect to our obligation to deliver power services to our customers.  We do not know what the impact to us would be of a change in the legislative or regulatory environment in which we operate.

         We are subject to risks associated with the operation of our nuclear power generating facilities.

         We operate and are majority owner of the San Onofre Nuclear Generating Station and are part owner of the
Palo Verde Nuclear Generating Station.  The United States Department of Energy has defaulted on its obligation to begin accepting spent nuclear fuel from commercial nuclear industry participants by January 31, 1998.  Current capability to store spent fuel in the spent fuel pools for San Onofre Units 2 and 3 is adequate through 2005.  As operating agent at San Onofre, we have primary responsibility for the interim storage of spent nuclear fuel.  We are currently taking action to ensure that sufficient fuel storage space will be available at the San Onofre site to allow continued operation beyond 2005.  At Palo Verde, additional interim spent fuel storage was required in
2003 for its Unit 2 and will be required in 2004 for its Units 1 and 3.  Arizona Public Service Company,
operating agent for Palo

Verde, has constructed an on-site interim facility for spent fuel storage and began moving spent fuel from Unit 2 into the facility in March 2003.  The Palo Verde interim spent fuel storage facility will begin receiving spent fuel for Units 1 and 3 in 2004.  If we or Arizona Public Service were unable to arrange and maintain sufficient capacity for interim spent fuel storage now or in the future, it could hinder operation of the plants and impair the value of our ownership interests until storage could be obtained, each of which may have a material adverse effect on us.

         Additionally, recent nuclear industry concern has been expressed on the subject of leakage from nuclear reactor vessel head nozzle penetrations due to leakage at the Davis Besse nuclear plant in Ohio.  Inspections of the reactor head penetrations provide early detection of the conditions that cause the Davis Besse type leakage.
During scheduled refueling and maintenance outages at San Onofre Units 2 and 3 conducted in 2002 and 2003, vessel head nozzle penetrations in both units were inspected and no indications of leakage or degradation were detected.  Inspections of Palo Verde Units 1 and 2 were also performed during scheduled refueling and maintenance outages in 2002 and at Palo Verde Unit 3 in April 2003, and no indications of leakage or degradation were detected.  However, if any vessel head nozzle penetrations at San Onofre or Palo Verde should suffer significant leakage, or if either of these plants should suffer any other significant operational accident or significant release of hazardous materials, our business and operations could be adversely affected.

         Like other nuclear power plants with steam generators made of Inconel 600 mill annealed alloy, San
Onofre Units 2 and 3 have experienced degradation in their steam generators.  Presently, 9% and 7%, respectively, of the tubes in the existing generators of Unit 2 and Unit 3 have been plugged and removed from service.  We presently estimate that the San Onofre Units 2 and 3 generator design allows for the plugging and removal of
21.4% of the tubes before the units must be shut down or the generators replaced.  Industry experience is that the percentage of tubes requiring plugging accelerates as steam generators made of Inconel 600 mill annealed alloy age.  Based on this industry experience, we have determined that the existing San Onofre Units 2 and 3 steam generators may not be adequate to permit continued operation beyond the expected refueling outages in
2009-2010.  We and our co-owners at San Onofre Units 2 and 3 are presently evaluating the necessity and cost-effectiveness of replacing the steam generators for these units.

         The Palo Verde steam generators are also made of Inconel 600 mill annealed alloy.  During the fall of
2003, Palo Verde Unit 2 steam generators are scheduled to be replaced.  In addition, the Palo Verde owners have approved the manufacture of two additional sets of steam generators for installation in Units 1 and 3.  The Palo
Verde owners expect that these steam generators will be installed in Units 1 and 3 in the 2005 to 2008 time frame.  Our share of the costs of manufacturing and installing all the replacement steam generators at Palo Verde is estimated to be about $106 million; and we plan to seek recovery of that amount through the ratemaking process.

         Insurance.  Federal law limits public liability from a nuclear incident to $9.5 billion ($10.9 billion as of August 20, 2003).  We and other owners of the San Onofre and Palo Verde nuclear generating stations have purchased the maximum private primary insurance available of $300 million.  If the public liability limit is insufficient, federal regulations may impose further revenue-raising measures to pay claims, including a possible additional assessment on all licensed reactor operators.  In the event of such an under-insured nuclear incident, a possible tension could exist between the federal government's attempt to impose revenue-raising measures upon us and the CPUC's willingness to allow us to pass this liability along to our customers, resulting in undercollection of our costs to operate our business.

         A mutual insurance company owned by utilities with nuclear generation plants issues policies covering decontamination liability and property damage.  Our participation in this mutual insurance company creates an additional undercollection risk.  If losses at any nuclear facility covered by these mutual insurance arrangements exceed the accumulated insurance funds, we could be assessed retrospective premium adjustments of up to $38 million per year to cover the shortfall.  If we were unable to pass this additional premium expense along to our customers, this undercollection may adversely affect us.

         Municipalities within our service territory may attempt to form public power entities and/or acquire our distribution facilities for their constituencies.

         From time to time, municipalities within our service territory have threatened to attempt to create
"public power entities" that would provide electricity to new customers or our existing customers.  These entities could also

seek to acquire our existing distribution facilities via condemnation proceedings.  The local governments considering municipalization have said they are motivated by desires to attempt to (i) insulate the relevant constituencies from the price volatility associated with California's energy crisis, (ii) avoid rate payments to allow us to recover the stranded costs associated with our generation assets, (iii) obtain local control over energy matters and (iv) most recently, to avoid the rate increases required to satisfy the CDWR's revenue requirements in connection with its procurement activities during California's energy crisis.

         Although any municipality which successfully were to condemn any of our distribution assets for its own use would have to pay us the judicially determined "fair market value" of such assets, any such judicially determined value may not fairly reflect the actual value of any such assets to us.  Because the cities which have thus far threatened to establish their own public power entity or condemn our facilities cover only a small portion of our service territory, their ultimate success would have been unlikely to affect us in any material respect.  However, municipalization of a significant part of our service territory could adversely affect our business in several ways, including, impairing our growth potential and reducing our customer and revenue base and our corresponding ability to satisfy our existing fixed costs.

         We are subject to numerous environmental laws and regulations with respect to operation of our facilities.

         The operation of our power generation, transmission and distribution facilities is subject to numerous environmental laws and regulations.  Furthermore, we are subject to environmental laws and regulations which require us to expend substantial sums to mitigate or remove the effect of our past operations on the environment.  In addition to the existing environmental laws and regulations under which we currently operate, a constant threat exists that new environmental standards will be developed and applied to us.  For instance, environmental advocacy groups and regulatory agencies have been focusing considerable attention on carbon dioxide emissions from coal-fired plants and their potential role in the "global-warming" issue.  The adoption of new laws and regulations to implement carbon dioxide or other emission controls could adversely affect our operations, including those of our coal-fired generating plants.

         Further focus has also been given to the potential health effects of electric and magnetic fields
("EMF") which naturally result from the generation, transmission, distribution and use of electricity.  The
California Department of Health Services recently released a report assigning a substantially higher probability that there is a causal connection between EMF exposures and a number of diseases and conditions, including childhood leukemia, adult leukemia, amyotrophic lateral sclerosis, and miscarriages.  It is unclear what actions the CPUC will take to respond to the California Department of Health Services report and to the recent EMF reports by other health authorities such as the National Institute of Environmental Health Sciences, the World
Health Organization's International Agency for Research on Cancer, and the United Kingdom's National Radiation
Protection Board.  The adoption of new laws and regulations to address the EMF concern, or any litigation arising out of these issues, could adversely affect our operations.

Risks Associated with Our Former Accountant, Arthur Andersen LLP

         Your ability to recover from our former independent certified public accountant, Arthur Andersen LLP, may be limited.

         On May 8, 2002, we appointed PricewaterhouseCoopers LLP to be our independent certified public accountant and we engaged them to audit our financial statements for the year ended December 31, 2002.  Our former independent certified public accountant, Arthur Andersen LLP, was convicted on federal obstruction of justice charges arising from the federal government's investigation of Enron Corp.  In light of the conviction,
Arthur Andersen ceased practicing before the SEC on August 31, 2002.  Arthur Andersen was the auditor of our financial statements and related schedules as of December 31, 2001 and 2000, which are incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2002, and has not consented to the use of their auditor's report with respect to such financial statements in this prospectus.
Events arising out of the indictment and conviction may materially and adversely affect the ability of Arthur
Andersen to satisfy any claims arising from the provision of auditing services to us, including claims that may arise out of Arthur Andersen's audit

of financial statements included in this prospectus.  We have not had a re-audit of our financial statements as of and for the year ended December 31, 2001.

                               INFORMATION ABOUT SOUTHERN CALIFORNIA EDISON COMPANY

         This prospectus is accompanied by a copy of our 2002 Annual Report to Shareholders and a copy of our
Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.  The Annual Report to Shareholders and the
Quarterly Report on Form 10-Q contain financial statements, related notes, and Management's Discussion and
Analysis of Results of Operations and Financial Condition that provide information about us and our business.  We encourage you to read those documents carefully.  Material changes in our affairs which have occurred since the filing of our Quarterly Report on Form 10-Q are described above under "Recent Developments."

Incorporation by Reference

         The Securities and Exchange Commission allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents.
The information incorporated by reference is an important part of this prospectus.  The following documents that we have filed with the Securities and Exchange Commission are incorporated by reference into this prospectus:

1.       Our Annual Report on Form 10-K for the year ended December 31, 2002.

2.       Our Quarterly Reports on Form 10-Q for the quarters ended March 31, and June 30, 2003.

3.       Our Current Reports on Form 8-K dated January 13, February 4, July 10, and August 21, 2003.

4.       Our 2002 Annual Report to Shareholders.

5.       The following portions of our Joint Proxy Statement dated April 7, 2003, which portions were also incorporated by reference into our Annual Report on Form 10-K:

a.       "Stock Ownership of Directors and Executive Officers" from pages 18-19 and "Stock Ownership of Certain
                  Shareholders" from pages 20-21 (Part III, Item 12 of Form 10-K).

b.       "Election of Directors, Nominees for Election" from pages 8-10 (Part III, Item 10 of Form 10-K).

c.       "Director Compensation" from pages 14-17, "Executive Compensation" from pages 22-31, "Employment
                  Contracts and Termination of Employment Arrangements" from pages 31-32, and "Compensation and
                  Executive Personnel Committees' Interlocks and Insider Participation" from page 36 (Part III,
                  Item 11 of Form 10-K).

d.       "Certain Relationships and Transactions" and "Other Management Transactions" from pages 36-37 (Part III,
                  Item 13 of Form 10-K).

         We file annual, quarterly and special reports, proxy statements and other information with the
Securities and Exchange Commission.  You may read and copy any materials that we file at the Securities and
Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at
1-800-SEC-0330.  The Securities and Exchange Commission maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically.  You can access our filings from that site.  Our filings of Forms 10-K, 10-Q and 8-K, and our
Annual Report and Proxy Statement are also available at our parent's website at
http://www.edison.com/investors/sec_filings.asp.

                                                THE EXCHANGE OFFER

Original Exchange Offer

         On January 14, 2003, we commenced the original exchange offer.  In the original exchange offer, we offered eligible holders the opportunity to exchange each $1,000 principal amount of 8.95% Variable Rate Notes due 2003 that they held for $1,000 principal amount of the outstanding bonds.  At the time of the original exchange offer, $1.0 billion in aggregate principal amount of these 8.95% Variable Rate Notes due 2003 was outstanding.

         Because the original exchange offer was not a transaction registered under the Securities Act, the outstanding bonds were only offered or issued (i) in the United States, to qualified institutional buyers, as that term is defined in Rule 144A under the Securities Act, in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act, and (ii) outside the United States, to persons other than U.S. persons in offshore transactions in reliance upon Regulation S under the Securities Act.
Citigroup (formerly Salomon Smith Barney) acted as the lead dealer manager for the original exchange offer, while
JPMorgan acted as the co-dealer manager.

Registration Rights Agreement

         The original exchange offer was consummated on February 24, 2003, at which time we exchanged
$965,965,000 in aggregate principal amount of the outstanding bonds for an equal principal amount of our outstanding 8.95% Variable Rate Notes due 2003.  The outstanding bonds are subject to broad transfer restrictions owing to the fact that they are not registered under the Securities Act.  Consequently, in connection with the issuance of the outstanding bonds, we entered into a registration rights agreement with the dealer managers for the original exchange offer.  This registration rights agreement requires us to register the exchange bonds under the Securities Act and to offer to exchange the exchange bonds for the outstanding bonds.  The exchange bonds will be issued without a restrictive legend and generally may be resold without registration under the Securities
Act.  We are effecting the exchange offer to comply with the registration rights agreement.

         The registration rights agreement requires us to:

         o    file a registration statement for the exchange offer and the exchange bonds within 180 days after the issue date of the outstanding bonds;

         o    use our reasonable best efforts to cause the registration statement to become effective under the
              Securities Act within 270 days after the issue date of the outstanding bonds;

         o    use our reasonable best efforts to consummate the exchange offer within 315 days after the issue date of the outstanding bonds; and

         o    under certain circumstances, file a shelf registration statement for the resale of the outstanding bonds and use our reasonable best efforts to cause such shelf registration statement, if any, to become effective under the Securities Act.

         These requirements under the registration rights agreement will be satisfied when we complete the exchange offer.  However, if we fail to meet any of these requirements, we must pay to the holders of the outstanding bonds additional interest on the such bonds as liquidated damages, and such additional interest will accrue on the principal amount of the outstanding bonds (in addition to the stated interest on such bonds).
Additional interest will accrue at a rate of 0.25% per annum during the first 60-day period immediately following the occurrence of any such default under the registration rights agreement and shall increase to a maximum 0.50%
per annum thereafter.  Following the cure of all such defaults, if any, the accrual of such additional interest on the outstanding bonds would cease and the interest rate would revert to the original 8% rate.  Any such additional interest, if payable, would constitute liquidated damages and be the exclusive remedy (monetary or otherwise) available to any holder of the outstanding bonds with respect to any such default under the registration rights agreement.

         We agreed to keep the exchange offer for the outstanding bonds open for not less than 20 business days and not more than 30 business days (or longer if required by applicable law) after the date on which notice of such exchange offer is mailed to the holders of the outstanding bonds.  Under the registration rights agreement, our obligations to register the exchange bonds will terminate upon the completion of the exchange offer.
However, under certain circumstances specified in the registration rights agreement, we may be required to file a
"shelf" registration statement for a continuous offer in connection with the outstanding bonds pursuant to
Rule 415 under the Securities Act.

         This summary includes only the material terms of the registration rights agreement.  For a full description, you should refer to the complete copy of the registration rights agreement, which has been filed as an exhibit to the exchange offer registration statement for the exchange offer and the exchange bonds.  See
"Additional Information" above.

Transferability of the Exchange Bonds

         Based on an interpretation of the Securities Act by the staff of the Securities and Exchange Commission in several no-action letters issued to third parties not related to SCE, the exchange bonds would, in general, be freely tradable after the completion of the exchange offer without further compliance with the registration and prospectus delivery requirements of the Securities Act.  However, any participant in the exchange offer described in this prospectus who is an affiliate of SCE or who intends to participate in the exchange offer for the purpose of distributing the exchange bonds:

         o    will not be able to rely on the interpretations of the Securities and Exchange Commission staff;

         o    will not be entitled to participate in the exchange offer; and

         o    must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the outstanding bonds unless such sale or transfer is made pursuant to an exemption from such requirement.

         Each holder of outstanding bonds who wishes to exchange outstanding bonds for exchange bonds pursuant to the exchange offer will be required to represent that:

         o    it is not an affiliate of SCE;

         o    the exchange bonds to be received by it will be acquired in the ordinary course of its business; and

         o    at the time of the exchange offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange bonds.

         To participate in the exchange offer, you must represent as the holder of outstanding bonds that each of these statements is true.

         In addition, in connection with any resales of the exchange bonds, any broker-dealer that acquired exchange bonds for its own account as a result of market-making or other trading activities, which we refer to as an "exchanging broker-dealer," must deliver a prospectus meeting the requirements of the Securities Act.  The
Securities and Exchange Commission has taken the position that exchanging broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange bonds with the prospectus contained in the registration statement for the exchange offer.  Under the registration rights agreement, we are required to allow exchanging broker-dealers and any other person, if any, subject to similar prospectus delivery requirements, to use this prospectus in connection with the resale of exchange bonds.

The Exchange Offer

         Upon the terms and subject to the conditions in this prospectus and in the letter of transmittal, we will accept any and all outstanding bonds validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on [____], 2003.  We will issue $1,000 principal amount of exchange bonds in exchange for each $1,000 principal amount of outstanding bonds accepted in the exchange offer.  Holders may tender some or all of their outstanding bonds pursuant to the exchange offer.  However, outstanding bonds may be tendered only in a minimum principal amount of $250,000 and in integral multiples of $1,000 in excess thereof.  Exchange bonds will be issued only in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof.

         The form and terms of the exchange bonds are the same as the form and terms of the outstanding bonds except that:

         o    the exchange bonds have been registered under the Securities Act and will not bear any legend restricting their transfer;

         o    the exchange bonds bear a Series B designation and a different CUSIP number from the outstanding bonds; and

         o    after consummation of the exchange offer, holders of the exchange bonds will not be entitled to any rights under the registration rights agreement, including the provisions for an increase in the interest rate on the outstanding bonds in some circumstances relating to the timing of the exchange offer.

         The exchange bonds will evidence the same debt as the outstanding bonds.  Holders of exchange bonds will be entitled to the benefits of our first mortgage bond indenture under which the outstanding bonds were issued.

         As of the date of this prospectus, $965,965,000 in aggregate principal amount of outstanding bonds was outstanding.  We have fixed [_____], 2003 as the date on which this prospectus and the letter of transmittal will be initially mailed to the record holders of the outstanding bonds as of [____], 2003.  We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act, the Securities Exchange Act
of 1934, and the rules and regulations of the Securities and Exchange Commission under the Securities Act and the
Securities Exchange Act.

Interest on the Exchange Bonds

         The exchange bonds will bear interest from the most recent interest payment date to which interest has been paid on the outstanding bonds or, if no interest has been paid, from February 24, 2003.  Interest on the outstanding bonds accepted for exchange will cease to accrue upon the issuance of the exchange bonds.

         Interest on the bonds is payable semiannually on February 15 and August 15 of each year to the holders of record on the preceding February 1 and August 1, respectively.

Conditions to the Exchange Offer

         Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we will not be required to issue exchange bonds, and we may terminate the exchange offer or, at our option, modify, extend or otherwise amend the exchange offer, if any of the following conditions has not been satisfied or waived on the expiration date of the exchange offer, as it may be extended from time to time:

         o    no action or event shall have occurred or been threatened, no action shall have been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction shall have been promulgated, enacted, entered, enforced or deemed applicable to the exchange offer or the exchange of exchange bonds for outstanding bonds under the exchange offer by or before any court or governmental regulatory or administrative agency, authority or tribunal, that either:

              (a) challenges the making of the exchange offer or the exchange of exchange bonds for outstanding bonds under the exchange offer or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the exchange offer or the exchange of exchange bonds for outstanding bonds under the exchange offer; or

              (b) in our reasonable judgment, could materially adversely affect our business, condition
                  (financial or otherwise), income, operations, properties, assets, liabilities or prospects or materially impair the contemplated benefits to us of the exchange offer or the exchange of exchange bonds for outstanding bonds under the exchange offer;

         o    there shall not have occurred (a) any general suspension of or limitation on trading in securities on the New York Stock Exchange or in the over-the-counter market (whether or not mandatory),
              (b) any material adverse change in the prices of the outstanding bonds, (c) a material impairment in the general trading market for debt securities, (d) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States
              (whether or not mandatory), (e) a commencement of a war, armed hostilities, terrorist act or other national or international calamity directly or indirectly relating to the United States, (f) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, (g) any material adverse change in securities or financial markets in the
              United States generally, or (h) in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof; and

         o    the trustee with respect to the first mortgage bond indenture for the outstanding bonds and exchange bonds shall not have objected in any respect to, or taken any action that could, in our reasonable judgment, adversely affect the consummation of, the exchange offer or the exchange of exchange bonds for outstanding bonds under the exchange offer, nor shall such trustee have taken any action that challenges the validity or effectiveness of the procedures we have used in making the exchange offer or the exchange of the outstanding bonds under the exchange offer.

         The foregoing conditions are for our sole benefit and may be waived by us in whole or in part at our absolute discretion.  Any determination made by us concerning an event, development or circumstance described or referred to above shall be conclusive and binding.

         If any of the foregoing conditions are not satisfied or waived on the expiration date of the exchange offer, we may:

         o    terminate the exchange offer and return all tendered outstanding bonds to the holders thereof;

         o    modify, extend or otherwise amend the exchange offer and retain all tendered outstanding bonds until the expiration date, as extended, subject, however, to the withdrawal rights of holders (See
              "--Withdrawal of Tenders" and "--Expiration Date; Extensions; Amendments; Termination"); or

         o    waive the unsatisfied conditions with respect to the exchange offer and accept all outstanding bonds tendered and not previously withdrawn.

         We reserve the right, in our absolute discretion, to purchase or make offers to purchase any outstanding bonds that remain outstanding subsequent to the expiration date for the exchange offer and, to the extent permitted by applicable law, purchase outstanding bonds in the open market, in privately negotiated transactions or otherwise.  The terms of any such purchases or offers could differ from the terms of the exchange offer.  Any purchase or offer to purchase will not be made except in accordance with applicable law and will in no event be made prior to the expiration of ten business days after the expiration date.

Certain Consequences to Holders of Outstanding Bonds Not Tendering in the Exchange Offer

         Consummation of the exchange offer may have adverse consequences to holders of outstanding bonds who elect not to tender their bonds in the exchange offer.  In particular, the trading market for unexchanged outstanding bonds could become more limited than the existing trading market for the outstanding bonds and could cease to exist altogether due to the reduction in the amount of the outstanding bonds remaining upon consummation of the exchange offer.  A more limited trading market might adversely affect the liquidity, market price and price volatility of the outstanding bonds.  If a market for unexchanged outstanding bonds exists or develops, the outstanding bonds may trade at a discount to the price at which they would trade if the amount outstanding were not reduced.  There can, however, be no assurance that an active market in the unexchanged outstanding bonds will exist, develop or be maintained or as to the prices at which the unexchanged outstanding bonds may be traded.
This would result in less protection for holders of unexchanged outstanding bonds.  See "Risk Factors--If you do not properly tender your outstanding bonds, your ability to transfer such outstanding bonds will be adversely affected."

Expiration Date; Extensions; Amendments; Termination

         For purposes of the exchange offer, the term "expiration date" means 5:00 p.m., New York City time, on
[_____], 2003, subject to our right to extend such date and time for the exchange offer in our absolute discretion, in which case the expiration date means the latest date and time to which the exchange offer is extended.

         We reserve the right, in our absolute discretion, to (i) extend the exchange offer, (ii) terminate the exchange offer if a condition to our obligation to deliver the exchange bonds is not satisfied or waived on the expiration date, as extended, or (iii) amend the exchange offer by giving oral or written notice of such delay, extension, termination or amendment to the exchange agent.  If the exchange offer is amended in a manner we determine constitutes a material change, we will extend the exchange offer for a period of two to ten business days, depending upon the significance of the amendment and the manner of disclosure to the holders, if the exchange offer would otherwise have expired during the two to ten business day period.

         We will promptly announce any extension, amendment or termination of the exchange offer by issuing a press release to the Dow Jones News Service.  We will announce any extension of the expiration date no later than
9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date.  We have no other obligation to publish, advertise or otherwise communicate any information about any extension, amendment or termination.

Settlement Date

         The exchange bonds will be issued in exchange for the outstanding bonds in the exchange offer on the settlement date, which will be the third business day, or as soon as practicable thereafter, following the expiration date of the exchange offer.  We will not be obligated to deliver exchange bonds unless the exchange offer is consummated.

Effect of Tender

         Any tender by a holder (and our subsequent acceptance of such tender) of outstanding bonds will constitute a binding agreement between that holder and us upon the terms and subject to the conditions of the exchange offer described herein and in the letter of transmittal.  The acceptance of the exchange offer by a tendering holder of the outstanding bonds will constitute the agreement by that holder to deliver good and marketable title to the tendered outstanding bonds, free and clear of any and all liens, restrictions, charges, pledges, security interests, encumbrances or rights of any kind of third parties.

Letter of Transmittal; Representations, Warranties and Covenants of Holders of Outstanding bonds

         Upon the submission of the letter of transmittal, or agreement to the terms of the letter of transmittal pursuant to an agent's message, a holder, or the beneficial holder of such outstanding bonds on behalf of which the holder has tendered, will, subject to that holder's ability to withdraw its tender, and subject to the terms and conditions of the exchange offer generally, be deemed, among other things, to:

         o    irrevocably sell, assign and transfer to or upon our order or the order of our nominee all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of such holder's status as a holder of, all outstanding bonds tendered thereby, such that thereafter it shall have no contractual or other rights or claims in law or equity against us or any fiduciary, trustee, fiscal agent or other person connected with the outstanding bonds arising under, from or in connection with such outstanding bonds;

         o    waive any and all rights with respect to the outstanding bonds tendered thereby (including, without limitation, any existing or past defaults and their consequences in respect of such outstanding bonds); and

         o    release and discharge us and the trustee for the outstanding bonds from any and all claims such holder may have, now or in the future, arising out of or related to the outstanding bonds tendered thereby, including, without limitation, any claims that such holder is entitled to receive additional principal or interest payments with respect to the outstanding bonds tendered thereby or to participate in any redemption or defeasance of the outstanding bonds tendered thereby.

         In addition, such holder of outstanding bonds will be deemed to represent, warrant and agree that:

         o    it has received and reviewed this prospectus;

         o    it is the beneficial owner (as defined below) of, or a duly authorized representative of one or more such beneficial owners of, the outstanding bonds tendered thereby and it has full power and authority to execute the letter of transmittal;

         o    the outstanding bonds being tendered thereby were owned as of the date of tender, free and clear of any liens, charges, claims, encumbrances, interests and restrictions of any kind, and we will acquire good, indefeasible and unencumbered title to such outstanding bonds, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind, when we accept the same;

         o    it will not sell, pledge, hypothecate or otherwise encumber or transfer any outstanding bonds tendered thereby from the date of the letter of transmittal and agrees that any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

         o    in evaluating the exchange offer and in making its decision whether to participate therein by submitting a letter of transmittal and tendering its outstanding bonds, such holder has made its own independent appraisal of the matters referred to herein and in any related communications and is not relying on any statement, representation or warranty, express or implied, made to such holder by us or the exchange agent other than those contained in this prospectus (as amended or supplemented to the expiration date);

         o    the execution and delivery of the letter of transmittal shall constitute an undertaking to execute any further documents and give any further assurances that may be required in connection with any of the foregoing, in each case on and subject to the terms and conditions set out or referred to in this offering memorandum;

         o    the submission of the letter of transmittal to the exchange agent shall, subject to the terms and conditions of the exchange offer constitute the irrevocable appointment of the exchange agent as its attorney and agent, and an irrevocable instruction to such attorney and agent to complete and execute all or any form(s) of transfer and other document(s) at the discretion of such attorney and agent in relation to the outstanding bonds tendered thereby in favor of us or such other person or persons as it may direct and to deliver such form(s) of transfer and other document(s) in the attorney's and agent's

              discretion and/or the certificate(s) and other document(s) of title relating to such outstanding bonds' registration and to execute all such other documents and to do all such other acts and things as may be in the opinion of such attorney or agent necessary or expedient for the purpose of, or in connection with, the acceptance of the exchange offer, and to vest in us or our nominees such outstanding bonds; and

         o    the terms and conditions of the exchange offer shall be deemed to be incorporated in, and form a part of, the letter of transmittal which shall be read and construed accordingly.

         The representations and warranties and agreements of a holder tendering outstanding bonds shall be deemed to be repeated and reconfirmed on and as of the expiration date and the settlement date.  For purposes of this prospectus, the "beneficial owner" of any outstanding bonds shall mean any holder that exercises investment discretion with respect to such outstanding bonds.

Absence of Dissenters' Rights

         Holders of the outstanding bonds do not have any appraisal or dissenters' rights in connection with the exchange offer.

Acceptance of Outstanding Bonds Tendered; Delivery of Exchange Bonds

         On the settlement date, exchange bonds to be issued in partial or full exchange for outstanding bonds in the exchange offer, if consummated, will be delivered in book-entry form.

         We will be deemed to have accepted validly tendered outstanding bonds that have not been validly withdrawn as provided in this prospectus when, and if, we have given oral or written notice thereof to the exchange agent.  Subject to the terms and conditions of the exchange offer, delivery of the exchange bonds through the settlement date will be made by the exchange agent on the settlement date upon receipt of such notice.  The exchange agent will act as agent for tendering holders of the outstanding bonds for the purpose of receiving outstanding bonds and transmitting exchange bonds as of the settlement date.  If any tendered outstanding bonds are not accepted for any reason set forth in the terms and conditions of the exchange offer, such unaccepted outstanding bonds will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

Procedures for Tendering Outstanding Bonds

         A holder of outstanding bonds who wishes to accept the exchange offer, and whose outstanding bonds are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, must instruct this custodial entity to tender such holder's outstanding bonds on the holder's behalf pursuant to the procedures of the custodial entity.

         To tender in the exchange offer, a holder of outstanding bonds must either (i) complete, sign and date the letter of transmittal (or a facsimile thereof) in accordance with its instructions (including guaranteeing the signature(s) to the letter of transmittal, if required), and mail or otherwise deliver such letter of transmittal or such facsimile, together with the certificates representing the outstanding bonds specified therein, to the exchange agent at the address set forth in the letter of transmittal for receipt on or prior to the Expiration Date or (ii) comply with the Automated Tender Offer Program ("ATOP") procedures for book-entry transfer described below on or prior to the expiration date.

         The exchange agent and the Depository Trust Company ("DTC") have confirmed that the exchange offer is eligible for ATOP.  The letter of transmittal (or facsimile thereof), with any required signature guarantees, or
(in the case of book-entry transfer) an agent's message in lieu of the letter of transmittal, and any other required documents, must be transmitted to and received by the exchange agent on or prior to the expiration date of the exchange offer at one of its addresses set forth in this prospectus.  Outstanding bonds will not be deemed surrendered until the letter of transmittal and signature guarantees, if any, or agent's message, are received by the exchange agent.

         The method of delivery of outstanding bonds, the letter of transmittal, and all other required documents to the exchange agent is at the election and risk of the holder.  Instead of delivery by mail, holders should use an overnight or hand delivery service, properly insured.  In all cases, sufficient time should be allowed to assure delivery to and receipt by the exchange agent on or before the expiration date.  Do not send the letter of transmittal or any outstanding bonds to anyone other than the exchange agent.

         If you are tendering your outstanding bonds in exchange for exchange bonds and anticipate delivering your letter of transmittal and other documents other than through DTC, you are urged to contact promptly a bank, broker or other intermediary (that has the capability to hold bonds custodially through DTC) to arrange for receipt of any exchange bonds to be delivered pursuant to the exchange offer and to obtain the information necessary to provide the required DTC participant with account information in the letter of transmittal.

         Book-Entry Delivery Procedures for Tendering Outstanding Bonds Held with DTC

         If you wish to tender outstanding bonds held on your behalf by a nominee with DTC, you must (i) inform your nominee of your interest in tendering your outstanding bonds pursuant to the exchange offer, and
(ii) instruct your nominee to tender all outstanding bonds you wish to be tendered in the exchange offer into the exchange agent's account at DTC on or prior to the expiration date.  Any financial institution that is a nominee in DTC, including Euroclear and Clearstream, must tender outstanding bonds by effecting a book-entry transfer of the outstanding bonds to be tendered in the exchange offer into the account of the exchange agent at DTC by electronically transmitting its acceptance of the exchange offer through the ATOP procedures for transfer.  DTC will then verify the acceptance, execute a book-entry delivery to the exchange agent's account at DTC, and send an agent's message to the exchange agent.  An "agent's message" is a message, transmitted by DTC to and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from an organization that participates in DTC (a "participant") tendering outstanding bonds that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the agreement against the participant.  A letter of transmittal need not accompany tenders effected through ATOP.

         Proper Execution and Delivery of Letter of Transmittal

         Signatures on a letter of transmittal or notice of withdrawal described below (see "--Withdrawal of
Tenders"), as the case may be, must be guaranteed by an eligible institution unless the outstanding bonds tendered pursuant to the letter of transmittal are tendered (i) by a holder who has not completed the box entitled "Special Delivery Instructions" or "Special Issuance and Payment Instructions" on the letter of transmittal or (ii) for the account of an eligible institution.  If signatures on a letter of transmittal, or notice of withdrawal, are required to be guaranteed, such guarantee must be made by an eligible institution.

         If the letter of transmittal is signed by the holder(s) of outstanding bonds tendered thereby, the signature(s) must correspond with the name(s) as written on the face of the outstanding bonds without alteration, enlargement or any change whatsoever.  If any of the outstanding bonds tendered thereby are held by two or more holders, all such holders must sign the letter of transmittal.  If any of the outstanding bonds tendered thereby are registered in different names on different outstanding bonds, it will be necessary to complete, sign and submit as many separate letters of transmittal, and any accompanying documents, as there are different registrations of certificates.

         If outstanding bonds that are not tendered for exchange pursuant to the exchange offer are to be returned to a person other than the holder thereof, certificates for such outstanding bonds must be endorsed or accompanied by an appropriate instrument of transfer, signed exactly as the name of the registered owner appears on the certificates, with the signatures on the certificates or instruments of transfer guaranteed by an eligible institution.

         If the letter of transmittal is signed by a person other than the holder of any outstanding bonds listed therein, such outstanding bonds must be properly endorsed or accompanied by a properly completed bond power, signed by such holder exactly as such holder's name appears on such outstanding bonds.  If the letter of transmittal or any outstanding bonds, bond powers or other instruments of transfer are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

         No alternative, conditional, irregular or contingent tenders will be accepted.  By executing the letter of transmittal (or facsimile thereof), the tendering holders of outstanding bonds waive any right to receive any notice of the acceptance for exchange of their outstanding bonds.  Tendering holders should indicate in the applicable box in the letter of transmittal the name and address to which payments, and/or substitute certificates evidencing outstanding bonds for amounts not tendered or not exchanged are to be issued or sent, if different from the name and address of the person signing the letter of transmittal.  If no such instructions are given, outstanding bonds not tendered or exchanged will be returned to such tendering holder.

         All questions as to the validity, form, eligibility (including time of receipt), and acceptance and withdrawal of tendered outstanding bonds will be determined by us in our absolute discretion, which determination will be final and binding.  We reserve the absolute right to reject any and all tendered outstanding bonds determined by us not to be in proper form or not to be tendered properly or any tendered outstanding bonds the acceptance of which would, in the opinion of our counsel, be unlawful.  We also reserve the right to waive, in our absolute discretion, any defects, irregularities or conditions of tender as to particular outstanding bonds, whether or not waived in the case of other outstanding bonds.  Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties.  Unless waived, any defects or irregularities in connection with tenders of outstanding bonds must be cured within such time as we shall determine.  Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding bonds, neither we, the exchange agent nor any other person will be under any duty to give such notification or shall incur any liability for failure to give any such notification.
Tenders of outstanding bonds will not be deemed to have been made until such defects or irregularities have been cured or waived.

         Any holder whose outstanding bonds have been mutilated, lost, stolen or destroyed will be responsible for obtaining replacement securities or for arranging for indemnification with the trustee of the outstanding bonds.  Holders may contact the exchange agent for assistance with such matters.

Withdrawal of Tenders

         You may withdraw tenders of outstanding bonds at any time prior to the later of 5:00 p.m., New York City time, on [__________], 2003 (the "expiration date").  Tenders of outstanding bonds may not be withdrawn after that time unless the exchange offer is extended with changes in the terms of the exchange offer that are, in our reasonable judgment, materially adverse to the tendering holders of the outstanding bonds.

         For a withdrawal of a tender to be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent prior to the deadline described above at one of its addresses set forth in this prospectus.  The withdrawal notice must specify the name of the person who tendered the outstanding bonds to be withdrawn, must contain a description of the outstanding bonds to be withdrawn, the certificate numbers shown on the particular certificates evidencing such outstanding bonds, if applicable, and the aggregate principal amount represented by such outstanding bonds; and must be signed by the holder of such outstanding bonds in the same manner as the original signature on the letter of transmittal (including any required signature guarantees)
or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of the outstanding bonds.  In addition, the notice of withdrawal must specify, in the case of outstanding bonds tendered by delivery of certificates for such outstanding bonds, the name of the registered holder (if different from that of the tendering holder) or, in the case of outstanding bonds tendered by book-entry transfer, the name and number of the account at DTC to be credited with the withdrawn outstanding bonds.  The signature on the notice of withdrawal must be guaranteed by an eligible institution unless the outstanding bonds have been tendered for the account of an eligible institution.

         Withdrawal of tenders of outstanding bonds may not be rescinded, and any outstanding bonds properly withdrawn will thereafter be deemed not validly tendered for purposes of the exchange offer.  Properly withdrawn outstanding bonds may, however, be retendered by again following one of the procedures described in "--Procedures for Tendering Outstanding Bonds" prior to the expiration date.

Exchange Agent

         The Bank of New York, acting through BNY Midwest Trust Company has been appointed the exchange agent for the exchange offer.  Letters of transmittal and all correspondence in connection with the exchange offer should be sent or delivered by each holder of outstanding bonds, or a beneficial owner's commercial bank, broker, dealer, trust company or other nominee, to the exchange agent at the following addresses and telephone numbers:

          By Mail or Overnight Courier:                                  By Hand:
               The Bank of New York                                The Bank of New York
            Corporate Trust Operations                          Corporate Trust Operations
               Reorganization Unit                                  Reorganization Unit
           101 Barclay Street - 7 East                       101 Barclay Street - Lobby Window
                New York, NY 10286                                  New York, NY 10286
                Attn.: Mr. Kin Lau                                  Attn.: Mr. Kin Lau

                                  By Facsimile (for Eligible Institutions only):
                                                  (212) 298-1915
                                                   Confirmation:
                                                  (212) 815-3750

            Additionally, any questions concerning tender procedures and requests for additional copies of the letter of transmittal should be directed to the exchange agent.  Holders of outstanding bonds may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the exchange offer.  We will pay the exchange agent's reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection therewith.

                                  DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH
                                    ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Other Fees and Expenses

         We will bear the expenses of soliciting tenders of the outstanding bonds.  The principal solicitation is being made by mail; additional solicitations may, however, be made by telegraph, facsimile transmission, telephone or in person by the exchange agent, as well as by our officers and other employees and those of our affiliates.

         Tendering holders of outstanding bonds will not be required to pay any fee or commission.  If, however, a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, such holder may be required to pay brokerage fees or commissions.

                                                  USE OF PROCEEDS

         We will not receive any proceeds from the issuance of the exchange bonds in the exchange offer.  We will receive in exchange outstanding bonds in like principal amount.  We will retire or cancel all of the outstanding bonds tendered in the exchange offer.

         We issued $965,965,000 of outstanding bonds in the original exchange offer.  We did not not receive any proceeds from the issuance of the outstanding bonds in the original exchange offer; rather we received in exchange a like principal amount of 8.95% Variable Rate Notes, due 2003.

                                         DESCRIPTION OF THE EXCHANGE BONDS

         The exchange bonds are an additional series of our secured debt securities created by resolution of our
Board of Directors or the Executive Committee thereof, and will be issued under a Trust Indenture dated as of
October 1, 1923, between us and The Bank of New York and D.G. Donovan, as Trustees (the "Trustees"), as amended and supplemented by supplemental indentures including the Ninety-Ninth Supplemental Indenture to be dated as of a date before the expiration date (collectively, the "Indenture").  A working copy of the
Indenture consisting of the original indenture and the supplemental indentures that amended it (omitting property descriptions) may be found on our parent's website at http://www.edison.com/investors/debt_publications.asp.  A copy of the Indenture also may be obtained directly from us upon request.  See "Where You Can Find More
Information".  The bonds of all series issued and to be issued under the Indenture are referred to herein as the
"Bonds."

         The following summary of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indenture, including definitions of terms used in the Indenture.  We urge you to review the Indenture because it, and not this description, defines your rights as a holder of exchange bonds.

General

         The exchange bonds will be limited to an aggregate principal amount equal to the aggregate principal amount of outstanding bonds.

         The exchange bonds will mature on February 15, 2007, and will bear interest at the rate of 8% per annum from the most recent interest payment date to which interest has been paid on the outstanding bonds or, if no interest has been paid, from February 24, 2003, payable semiannually on February 15 and August 15 of each year to the holders of record on the preceding February 1 and August 1, respectively.

         Principal of and interest on the exchange bonds initially will be payable at The Bank of New York, c/o
BNY Midwest Trust Company, Chicago, Illinois, or at the office or agency in New York, New York, designated by us for that purpose; and interest on the exchange bonds will be paid by check mailed to the address of the person entitled thereto as it appears in the register for the exchange bonds.  The exchange bonds may be presented for registration, transfer and exchange at The Bank of New York, c/o BNY Midwest Trust Company, Chicago, Illinois, or
at the office or agency in New York, New York, designated for such purpose.

         The exchange bonds will be issued only in fully registered form, without coupons, in denominations of
$250,000 or any integral multiple of $1,000 in excess thereof.

Optional Redemption

         We may redeem the exchange bonds at any time, in whole or in part, at a "make whole" redemption price equal to the greater of (1) the principal amount redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on such exchange bonds being redeemed, discounted to the date fixed for redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the
Treasury Yield plus 50 basis points, plus in each case accrued and unpaid interest to the date fixed for redemption.

         "Treasury Yield" means, for any date fixed for redemption, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue
(expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the date fixed for redemption.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent
Investment Banker as having a maturity comparable to the remaining term to stated maturity of the exchange bonds that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the exchange bonds.

         "Comparable Treasury Price" means, for any date fixed for redemption, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount)
on the third business day preceding the date fixed for redemption, as set forth in the daily statistical release
(or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m.
Quotations for U.S. Government Securities" or (2) if that release (or any successor release) is not published or does not contain those prices on that business day, (A) the average of the Reference Treasury Dealer Quotations for the

date fixed for redemption, or (B) if the Independent Investment Banker obtains fewer than four Reference Treasury
Dealer Quotations, the average of all of the Quotations.

         "Independent Investment Banker" means Citigroup Global Markets Inc. or its successor or, if such firm or its successor is unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference
Treasury Dealers appointed by The Bank of New York, as Trustee, after consultation with us.

         "Reference Treasury Dealer" means (1) Citigroup Global Markets Inc. and any other primary U.S.
Government securities dealer in New York City (a "Primary Treasury Dealer") designated by, and not affiliated with Citigroup Global Markets Inc. or its successors, provided, however, that if Citigroup Global Markets Inc. or any of its designees ceases to be a Primary Treasury Dealer, we will appoint another Primary Treasury Dealer as a substitute and (2) any other Primary Treasury Dealer selected by us.

         "Reference Treasury Dealer Quotations" means, for each Reference Treasury Dealer and any date fixed for redemption, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the
Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m. on the third business day preceding the date fixed for redemption.

         To exercise our option to redeem any such exchange bonds, we will mail you a notice of redemption at least 30 days but not more than 60 days prior to the date fixed for redemption.  If we elect to redeem fewer than all the exchange bonds, The Bank of New York, as Trustee, will select the particular bonds to be redeemed on a pro rata basis, by lot or by such other method of random selection, if any, that The Bank of New York, as
Trustee, deems fair and appropriate.

         Any notice of redemption, at our option, may state that the redemption will be conditional upon receipt by the paying agent, on or prior to the date fixed for the redemption, of money sufficient to pay the principal, premium, if any, and interest, if any, on the bonds and that if the money has not been so received, the notice will be of no force and effect and will not be required to redeem the exchange bonds.

         There will be no provisions for any maintenance or sinking funds for the exchange bonds.

Security

         The exchange bonds when issued, will, as to the security afforded by the Indenture, be secured equally and ratably with all other Bonds by a legally valid first lien or charge on substantially all of the property and franchises now owned by us (with exceptions and exclusions noted below).  Such lien and our title to our properties are subject to the terms of franchises, licenses, easements, leases, permits, contracts and other instruments under which properties are held or operated, statutes and governmental regulations, liens for taxes and assessments, and liens of the Trustees.  In addition, such liens and our title to our properties are subject to other liens, prior rights and other encumbrances, none of which, with minor or insubstantial exceptions affects from a legal standpoint the security for the exchange bonds or our rights to use such properties in our business, unless the matters with respect to our interest in the Four Corners Generating Station and the related easement and lease referred to in the following paragraph may be so considered.

         Our rights and the rights of the Trustees in the Four Corners Generating Station in northern New Mexico, located on land of the Navajo Nation under an easement from the United States and a lease from the Navajo Nation, may be subject to possible defects, including possible conflicting grants or encumbrances not ascertainable because of the absence of or inadequacies in the applicable recording law and the record systems of the Bureau of
Indian Affairs and the Navajo Nation, our possible inability to resort to legal process to enforce our rights against the Navajo Nation without Congressional consent, possible impairment or termination under certain circumstances of the easement and lease by the Navajo Nation, Congress, or the Secretary of the Interior, and the
possible invalidity of the Indenture lien against our interest in the easement, lease, and improvements at the
Four Corners Generating Station.  We cannot predict what effect, if any, such possible defects may have on our interest in the Four Corners Generating Station.

         The Indenture provides that property hereafter acquired (other than excepted kinds noted below) is to become subject to the lien of the Indenture (Indenture-- "Granting" clauses).  Such property may be subject to prior liens and other encumbrances.

         Properties excepted from the lien of the Indenture include cash, accounts receivable, deposits, bills and notes, contracts, leases under which we are lessor, securities not specifically required to be pledged, office equipment, vehicles, and all materials, supplies and electric energy acquired or produced for sale, consumption or use in the ordinary conduct of business.  (Indenture -- "Excepting" clauses, as supplemented by
Sixth Supplemental Indenture)

Credit Ratings

         The exchange bonds are rated "BB" by Standard & Poor's and "Ba2" by Moody's Investors Services.

Special Trust Fund

         We are required to deposit in a Special Trust Fund with The Bank of New York, as Trustee, on each May 1 and November 1, cash equal to 1 1/2% (subject to redetermination by agreement between us and The Bank of New York, as Trustee) of the aggregate principal amount of the Bonds and underlying bonds then outstanding (excluding certain Bonds and underlying bonds, such as Bonds called for redemption), less certain amounts paid or credited in respect of underlying bonds.  (Indenture-- Secs. 1 and 3, Art. Four, as supplemented by Third Supplemental
Indenture)  The term "underlying bonds" is defined in the Indenture to mean any securities or other evidence of indebtedness secured by property subsequently acquired by us.  Amounts in the Special Trust Fund may, in general, be paid out for payment, redemption (at the redemption prices, including applicable premiums, set forth in the
Bonds and subject to the limitation on refunding applicable to various series) or purchase of Bonds or underlying bonds, or to reimburse us for the acquisition of certain additional properties.  (Indenture-- Sec. 2, Art. Four)
The foregoing deposit requirement has not affected our cash flow, because the cash deposited has been simultaneously offset by its payment to us to reimburse us for the acquisition of additional properties.  Thus, there currently are no funds on deposit in the Special Trust Fund.

Issue of Additional Bonds

         In general, additional Bonds, ranking equally and ratably with the exchange bonds, may be issued in principal amounts equal to:

a.       Certain Bonds and underlying bonds acquired, redeemed or otherwise retired.  (Indenture-- Secs. 3 and
              12, Art. Two, as supp'd by Art Three, Fourth Supplemental Indenture)

b.       Cash deposited to pay or redeem Bonds or underlying bonds.  (Indenture-- Secs. 4 and 13, Art. Two)

c.       66?% of the net amount of additional property constructed or acquired by us and not theretofore used for other purposes under the Indenture, subject to certain restrictions.  (Indenture-- Secs. 6, 7, 9 and 10, Art. Two, as supp'd by Secs. 1, 2, 3 and 10, Art. Three, Fourth Supplemental Indenture)

d.       Cash deposited in an advance construction account with The Bank of New York, as Trustee (in certain events with such Trustee's consent), to be withdrawn to reimburse us for 66?% of unbonded additional property.  (Indenture-- Sec. 11, Art. Two, as supp'd by Sec. 4, Art. Three, Fourth
              Supplemental Indenture)

         The exchange bonds will be issued under the provisions referred to in clause (a) directly above.  As of
June 30, 2003, the amount of Bonds acquired, redeemed or otherwise retired against which Bonds might be issued under the Indenture pursuant to clause (a) above was approximately $1.87 billion.  The net amount of additional property against which Bonds might be issued under the Indenture pursuant to clause (c) above was approximately
$11.23 billion, resulting in the ability to issue $7.48 billion of Bonds pursuant to clause (c) (i.e.
$11.23 billion x .6666 = $7.48 billion).  The aggregate amount of Bonds which we could issue under clauses (a) and
(c) above

would, if other conditions were met, be approximately $9.35 billion.  As of June 30, 2003, after giving pro forma effect to the exchange offer, we had $3.3 billion of our first mortgage bonds outstanding.

         Furthermore, in addition to the Indenture's bondable property requirement described in clause (c) above, the Indenture also provides that additional Bonds may not be issued unless our net earnings (as defined) for twelve months shall have been at least two and one-half (2.5x) times our total annual first mortgage bond interest charge.  (Indenture-- Sec. 5, Art. Two, as supp'd by Sec. 6, Art. Three, Fourth Supplemental Indenture)
For the twelve months ended June 30, 2003, such net earnings were 9.43 times such annual bond interest charges, which would limit the amount of additional bonds we could issue to $8.43 billion.  Notwithstanding the net earnings requirement, additional Bonds may be issued under the provisions referred to in (a) and (b) above under some circumstances involving, among other things, issuance of Bonds not bearing a higher interest rate than the
Bonds to be retired, issuance of Bonds to pay or redeem Bonds maturing within two years and issuance of Bonds on the basis of acquisition, redemption or other retirement of underlying bonds.  (Indenture-- Secs. 3, 5, 12 and
13, Art. Two, as supp'd by Secs. 5, 6, 7 and 8, Art. Three, Fourth Supplemental Indenture)  Additional Bonds may
not be issued under the provisions referred to in paragraphs (c) and (d) above during any period when indebtedness secured by a prior lien on acquired utility property has not been established as underlying bonds.
(Indenture-- Sec. 8, Art. Two, as supp'd by Sec. 2, Art. Three, Fourth Supplemental Indenture)

         Other than the security afforded by the lien of the Indenture and restrictions on the issuance of additional Bonds described above, there are no provisions of the Indenture which afford holders of the exchange bonds protection against us increasing our ratio of total debt to total "bondable" assets.

Defaults and Other Provisions

         The Indenture provides that the following are defaults:

         o    default in payment of principal;

         o    default for 60 days in payment of interest or satisfaction of the Special Trust Fund obligation;

         o    default under our covenants and conditions in the Indenture or in the Bonds for 60 days after notice by The Bank of New York, as Trustee;

         o    certain acts of bankruptcy and certain events in bankruptcy, insolvency, receivership or reorganization proceedings; and

         o    our failure to discharge or stay within 60 days any judgment against us for the payment of money in excess of $100,000.  (Indenture-- Sec. 1, Art. Seven, as supp'd by Part IV. E., Sixth Supplemental
              Indenture)

         A California court may not strictly enforce certain of our covenants contained in the Indenture or the exchange bonds or allow acceleration of the due date of the exchange bonds if it concludes that such enforcement or acceleration would be unreasonable under the then existing circumstances.  However, acceleration would be available if an event of default occurs as a result of a material breach of a material covenant contained in the
Indenture or the exchange bonds.

         The Indenture and the Trust Indenture Act of 1939 require us to file with a Trustee documents and reports with respect to the absence of default and compliance with the terms of the Indenture annually and upon the authentication and delivery of additional Bonds, the release of cash or property, the satisfaction and discharge of the Indenture, or any other action requested to be taken by a Trustee at our request.  (Indenture--
Art. Two, as supp'd by Art. Three, Fourth Supplemental Indenture; Sec. 14, Art. Three, Sec. 2, Art. Four, and
Art. Eight, as supp'd by Part IV. G., Sixth Supplemental Indenture; Art. Ten; and Arts. Nineteen and Twenty,
Sixth Supplemental Indenture)

         The holders of a majority in principal amount of outstanding Bonds may require the Trustees to enforce the lien of the Indenture upon the happening (and continuance for the prescribed grace period, if any) of any of the

defaults referred to above, and upon the indemnification of the Trustees to their reasonable satisfaction.
(Indenture-- Sec. 2, Art. Seven, as supp'd by Sixth Supplemental Indenture)

Concerning the Trustees

         We maintain bank deposits with The Bank of New York and intend to borrow money from such bank from time to time.

         Neither by the Indenture nor otherwise are the Trustees restricted from dealing in the exchange bonds as freely as though they were not Trustees.  (Indenture-- Sec. 1, Art. Eighteen, Sixth Supplemental Indenture)
However, the Trust Indenture Act provides that if either Trustee acquires or has acquired a conflicting interest, as defined in the Trust Indenture Act, and a default under the Indenture occurs or has occurred, such Trustee must within 90 days following the default eliminate such conflict, cure the default or resign.  The Trust
Indenture Act provides that a Trustee with an uncured conflict of interest will not be required to resign if it can show that the conflict will be cured or the default waived within a reasonable time and a stay of its duty to resign is not inconsistent with the interests of the holders of the outstanding Bonds.  In certain cases, the
Indenture and the Trust Indenture Act require a Trustee to share the benefit of payments received as a creditor after the beginning of the third month prior to a default.  (Indenture-- Sec, 4, Art. Eighteen, Sixth
Supplemental Indenture)

Modification of the Indenture

         The holders of 80% in principal amount of all Bonds outstanding may authorize release of trust property, waive defaults and authorize certain modifications of the Indenture.  However, our obligation to pay principal and interest will continue unimpaired; and such modifications may not include, among other things, modifications giving any Bonds preference over other Bonds or authorizing any lien prior to that of the Indenture.  In addition, modifications of rights of any series require the assent of the holders of 80% in principal amount of the Bonds of such series.  (Indenture-- Art. Fourteen, as amended by First Supplemental Indenture)

Book-Entry, Delivery and Form

         The exchange bonds will be represented by one or more permanent global bonds in definitive, fully registered form without interest coupons. Upon issuance, the exchange bonds will be deposited with the Trustee as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee.

         Ownership of beneficial interests in a global bond will be limited to persons who have accounts with
DTC, which we refer to as "participants," or persons who hold interests through participants.  Ownership of beneficial interests in a global bond will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

         So long as DTC, or its nominee, is the registered owner or holder of any of the exchange bonds, DTC or that nominee, as the case may be, will be considered the sole owner or holder of such exchange bonds represented by the global bond for all purposes under the Indenture and the exchange bonds.  No beneficial owner of an interest in a global bond will be able to transfer such interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Indentures and, if applicable, those of Euroclear and
Clearstream Banking.

         Payments of the principal of, and interest on, a global bond will be made to DTC or its nominee, as the case may be, as the registered owner thereof.  None of SCE, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global bond or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global bond, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global bond as shown on the records of DTC or its nominee.
We also

expect that payments by participants to owners of beneficial interests in such global bond held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers.  Such payments will be the responsibility of such participants.

         Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and procedures and will be settled in same-day funds.  Transfers between participants in Euroclear and
Clearstream Banking will be effected in the ordinary way in accordance with their respective rules and operating procedures.

         We expect that DTC will take any action permitted to be taken by a holder of bonds only at the direction of one or more participants to whose account the DTC interests in a global bond is credited and only in respect of such portion of the aggregate principal amount of bonds as to which such participant or participants has or have given such direction.  However, if there is an event of default under the bonds, DTC will exchange the applicable global bond for certificated bonds, which it will distribute to its participants.

         A global bond is exchangeable for definitive exchange bonds in registered certificated form if:

         o    DTC (i) notifies us that it is unwilling or unable to continue as depositary for the global bonds, and we fail to appoint a successor depositary, or (ii) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934;

         o    at our option, we notify the Trustee in writing that we have elected to cause the issuance of the certificated securities; or

         o    there has occurred and is continuing a default or event of default with respect to the exchange bonds.

         In addition, beneficial interests in a global bond may be exchanged for certificated securities upon prior written notice given to the Trustees by or on behalf of DTC in accordance with the Indenture.  In all cases, certificated securities delivered in exchange for any global bond or beneficial interests in global bonds will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

         DTC has advised us that:  DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve
System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency"
registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.  Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies and certain other organizations that clear through or maintain a custodial relationship with a participant, either directly or indirectly, whom we refer to as indirect participants.

         Although DTC, Euroclear and Clearstream Banking are expected to follow the foregoing procedures in order to facilitate transfers of interests in a global bond among participants of DTC, Euroclear and Clearstream
Banking, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.  None of SCE, the Trustee or the paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream Banking or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

         Same Day Settlement and Payment

         We will make payments in respect of the exchange bonds represented by the global bonds (including principal, interest and premium, if any) by wire transfer of immediately available funds to the accounts specified by the global bondholder.  We will make all payments of principal, interest and premium with respect to certificated securities by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no

account is specified, by mailing a check to that holder's registered address.  The exchange bonds represented by the global bonds are expected to trade in DTC's Same Day Funds Settlement System, and any permitted secondary market trading activity in the exchange bonds will, therefore, be required by DTC to be settled in immediately available funds.  We expect that secondary trading in any certificated securities will also be settled in immediately available funds.

         Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global bond from a participant in DTC will be credited and any crediting of this type will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC.  DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global bond by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

                                               PLAN OF DISTRIBUTION

         Each broker-dealer that receives exchange bonds for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange bonds.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange bonds received in exchange for outstanding bonds where such outstanding bonds were acquired as a result of market-making activities or other trading activities.  We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business one year after such date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

         We will not receive any proceeds from any sale of exchange bonds by broker-dealers.  Exchange bonds received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange bonds or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices.  Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange bonds.  Any broker-dealer that resells exchange bonds that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange bonds may be deemed to be an
"underwriter" within the meaning of the Act and any profit of any such resale of exchange bonds and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the
Securities Act.  The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the
Securities Act.

         For a period of one year after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal.  We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the outstanding bonds (including any broker-dealers) against certain liabilities, including liabilities under the
Securities Act.

                                   MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following summary describes the material United States federal income tax consequences resulting from the exchange of outstanding bonds for the exchange bonds by a holder.  This discussion applies only to a holder of bonds who holds such bonds as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), and does not address holders of bonds that may be subject to special rules.  Holders that may be subject to special rules include:

         o    some United States expatriates;

         o    banks, thrifts or other financial institutions;

         o    regulated investment companies or real estate investment trusts;

         o    insurance companies;

         o    tax-exempt entities;

         o    S Corporations;

         o    broker-dealers or dealers in securities or currencies;

         o    traders in securities;

         o    U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

         o    persons that hold the bonds as part of a straddle, hedge, conversion or other risk reduction or constructive sale transaction; and

         o    persons subject to the alternative minimum tax provisions of the Code.

         If a partnership or other entity taxable as a partnership holds bonds, the tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership.  Such partner should consult its tax advisor as to the tax consequences of the partnership owning and disposing of bonds.

         This summary does not discuss all of the aspects of United States federal income taxation which may be relevant to investors in light of their particular circumstances.  In addition, this summary does not discuss any
United States state or local income or foreign income or other tax consequences.  This summary is based upon the provisions of the Code, United States Treasury Regulations, rulings and judicial decisions, all as in effect as of the date of this prospectus and all of which are subject to change or differing interpretation, possibly with retroactive effect.  We have not requested, and do not plan to request, any rulings from the Internal Revenue
Service (the "IRS") concerning the tax consequences of the exchange of the outstanding bonds for the exchange bonds or the ownership or disposition of the exchange bonds.  The statements set forth below are not binding on the IRS or on any court.  Thus, we can provide no assurance that the statements set forth below will not be challenged by the IRS, or that they would be sustained by a court if they were so challenged.  Certain tax matters were passed upon for us by Munger, Tolles & Olson LLP, Los Angeles, California, in an opinion that was filed with the registration statement of which this prospectus is a part.

         You should consult your own tax advisor regarding the particular United States federal, state and local and foreign income and other tax consequences of exchanging the outstanding bonds for the exchange bonds.

         As used herein, the term "U.S. Holder" means a beneficial owner of an exchange bond who or which is, for
United States federal income tax purposes, a citizen or resident of the United States, a corporation created or organized in or under the laws of the United States or any state thereof (including the District of Columbia), or an estate or trust treated as a United States person under section 7701(a)(30) of the Code.  The term "Non-U.S.
Holder" means any beneficial owner of an exchange bond that is not a U.S. Holder.

The Exchange

         The exchange of the outstanding bonds for the exchange bonds in the exchange offer will not be treated as an "exchange" for federal income tax purposes, because the exchange bonds will not be considered to differ materially in kind or extent from the outstanding bonds.  Accordingly, the exchange of outstanding bonds for exchange bonds will not be a taxable event to holders for federal income tax purposes.  Moreover, the exchange bonds will have the same tax attributes as the outstanding bonds and the same tax consequences to holders as the outstanding bonds have to holders, including without limitation, the same issue price, adjusted issue price, adjusted tax basis and holding period.  Therefore, references to "bonds" apply equally to the exchange bonds and the outstanding bonds.

U.S. Holders

         Payments or Accruals of Interest.  Payments or accruals of interest on a bond will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts in accordance with your regular method of tax accounting.

         Purchase, Sale and Retirement of Bonds.  In general, your tax basis in a bond generally will equal the cost of the bond to you. Your basis will increase by any amounts that you are required to include in income under the rules governing market discount (discussed below) and will decrease by the amount of any amortized premium
(also discussed below) and any payments other than interest made on the bond. The amount of any subsequent adjustments to your tax basis in a bond in respect of market discount and premium will be determined in the manner described below.

         When you sell or exchange a bond, or if a bond that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued interest, which will be subject to tax in the manner described above under "Payments or Accruals of Interest")
and your tax basis in the bond.

         Except as discussed below with respect to market discount, the gain or loss that you recognize on the sale, exchange or retirement of a bond generally will be capital gain or loss.  The capital gain or loss on the sale, exchange or retirement of a bond will be long-term capital gain or loss if you have held the bond for more than one year on the date of disposition.  Capital gains realized by individuals on assets held for longer than one year are subject to taxation at preferential rates.  The tax deductibility of capital losses is subject to limitations.

         Premium.  If you purchase a bond at a cost greater than the bond's remaining redemption amount, you will be considered to have purchased the bond at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the bond.  If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire.  In addition, you may not revoke the election without the consent of the IRS.  If you elect to amortize the premium, you will be required to reduce your tax basis in the bond by the amount of the premium amortized during your holding period.  If you do not elect to amortize premium, the full amount of premium will be included in your tax basis in the bond.  Therefore, if you do not elect to amortize the premium and you hold the bond to maturity, you generally will be required to treat the premium as capital loss when the bond matures.

         Market Discount.  If you purchase a bond at a discount from the bond's redemption amount, and the discount is 0.25% or more of the redemption amount multiplied by the number of remaining whole years to maturity, the bond will be considered to bear "market discount" in your hands. In this case, any gain that you realize on the disposition of the bond generally will be treated as ordinary interest income to the extent of the market discount that accrued on the bond during your holding period.  In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or maintained to purchase or carry the bond.  In general, market discount will be treated as accruing ratably over the term of the bond, or, at your election, under a constant yield method.

         You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the bond as ordinary income.  If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply.  If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies.
The election may not be revoked without the consent of the IRS.

         Treasury regulations implementing the market discount rules have not yet been issued; therefore, you should consult your own tax advisor regarding the application of these rules and the advisability of making any of the elections relating thereto.

         Backup Withholding Tax and Information Reporting.  Unless a U.S. Holder is an exempt recipient, such as a corporation, payments under the bonds, and the proceeds received from the sale of bonds, will generally be subject to information reporting and will generally also be subject to United States federal backup withholding tax if such U.S. Holder fails to supply accurate taxpayer identification numbers or otherwise fails to comply with applicable United States information reporting or certification requirements.  Any amounts so withheld do not constitute a separate tax and will be allowed as a credit against the U.S. Holder's United States federal income tax liability.

Non-U.S. Holders

         Interest.  The payment of interest on the bonds will not be subject to United States federal withholding tax if:  (1) the Non-U.S. Holder does not actually or constructively own 10% or more of the total voting power of all of our voting stock and is not a controlled foreign corporation that is related to us within the meaning of the Code, and (2) the Non-U.S. Holder provides a statement signed under penalties of perjury that includes its name and address and certifies that it is a Non-U.S. Holder in compliance with applicable requirements (or satisfies certain documentary evidence requirements for establishing that it is a Non-U.S. Holder).  If the foregoing exceptions do not apply, payments of interest will generally be subject to gross withholding at the rate of 30% (or such lower rate as is available to a Non-U.S. Holder under an applicable treaty).

         Gain or loss on disposition.  A Non-U.S. Holder will not be subject to United States federal income tax on gain realized on the sale, exchange, maturity or redemption of a bond unless (1) such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States or (2) in the case of gain realized by an individual holder, the holder is present in the United States for 183 days or more in the taxable year of the sale and either (A) such gain or income is attributable to an office or other fixed place of business maintained in the United States by such holder or (B) such holder has a tax home in the United States.

         Information reporting and backup withholding.  In general, backup withholding and information reporting will not apply to payments made by us or our paying agents, in their capacities as such, to a Non-U.S. Holder if the holder has provided the required certification that it is a Non-U.S. Holder, provided that neither we nor our paying agent has actual knowledge that the holder is a U.S. Holder.

                                                   LEGAL MATTERS

         The validity of the exchange bonds offered hereby will be passed upon for us by Kenneth S. Stewart,
Assistant General Counsel of SCE.  As to matters governed by Arizona and Nevada law, such counsel will rely upon opinions of Steptoe & Johnson LLP and Hale Lane Peek Dennison and Howard, respectively; and as to matters governed by New Mexico law and (with regard to matters affecting our interest in the Four Corners Generating
Station in New Mexico and the easement and lease therefor) federal and Navajo Nation law, such counsel will rely upon the opinion of Rodey, Dickason, Sloan, Akin & Robb, P.A.

         Mr. Stewart is a salaried employee of SCE and shares in the benefits available to employees.  At
August 31, 2003, he had a direct or indirect interest in 59,763 shares of common stock of Edison International, the parent holding company of SCE.  His ownership includes shares owned of record or beneficially owned through a dividend reinvestment plan, as well as nonqualified stock options, performance shares, and deferred stock units awarded under incentive compensation plans.  He owns no securities of SCE.

                                                      EXPERTS

         The financial statements of SCE incorporated in this prospectus by reference to SCE's 2002 Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended
December 31, 2002, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The financial statements and the related financial statement schedules of SCE for the year ended
December 31, 2001 and 2000, have been audited by Arthur Andersen LLP, independent accountants, as stated in their report dated March 25, 2002.  Arthur Andersen has not consented to the incorporation by reference of their report in this prospectus, and we have dispensed with the requirement to file Arthur Andersen's consent in reliance on
Rule 437a under the Securities Act.  Because Arthur Andersen has not consented to the inclusion of their report in this prospectus, your ability to assert claims against Arthur Andersen LLP may be limited.  See "Risk
Factors-- Risks Associated with our Former Accountant, Arthur Andersen LLP."

                                        SOUTHERN CALIFORNIA EDISON COMPANY

                                                 OFFER TO EXCHANGE

        $965,965,000 principal amount of its First and Refunding Mortgage Bonds, 8% Series 2003B, Due 2007
                           which have been registered under the Securities Act of 1933, for any and all of its outstanding First and Refunding Mortgage Bonds, 8% Series 2003A, Due 2007.

                                                    PROSPECTUS

                                                September __, 2003

                                                      PART II

                                      INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.   Indemnification of Directors and Officers.

         Section 317 of the California Corporations Code provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding or action by reason of the fact that he or she is or was a director, officer, employee or other agent of such corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise.  Section 317 also grants authority to a corporation to include in its articles of incorporation indemnification provision in excess of that permitted in Section 317, subject to certain limitations.

         Article Eighth of the Restated Articles of Incorporation of the registrant authorizes the registrant to provide indemnification of directors, officers, employees, and other agents through bylaw provisions, agreements with agents, votes of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code.

         Article VI of the Amended Bylaws of the registrant contains provisions implementing the authority granted in Article Eighth of the Restated Articles of Incorporation.  The Amended Bylaws provide for the indemnification of any director or officer of the registrant, or any person acting at the request of the registrant as a director, officer, employee or agent of another corporation or other enterprise, for any threatened, pending or completed action, suit or proceeding to the fullest extent permissible under California law and the Restated Articles of Incorporation of the registrant, subject to the terms of any agreement between the registrant and such a person; provided that, no such person shall be indemnified: (i) except to the extent that the aggregate of losses to be indemnified exceeds the amount of such losses for which the director or officer is paid pursuant to any directors' or officers' liability insurance policy maintained by the registrant;
(ii) on account of any suit in which judgment is rendered for an accounting of profits made from the purchase or sale of securities of the registrant pursuant to Section 16(b) of the Securities Exchange Act of 1934 and
amendments thereto or similar provisions of any federal, state or local statutory law; (iii) if a court of competent jurisdiction finally determines that the indemnification is unlawful; (iv) for acts or omissions involving intentional misconduct or knowing and culpable violation of law; (v) for acts or omissions that the director or officer believes to be contrary to the best interests of the registrant or its shareholders, or that involve the absence of good faith; (vi) for any transaction from which the director or officer derived an improper personal benefit; (vii) for acts or omissions that show a reckless disregard for the director's or officer's duty to the registrant or its shareholders in circumstances in which the director or officer was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the registrant; (viii) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's or officer's duties to the registrant or its shareholders; (ix) for costs, charges, expenses, liabilities and losses arising under Section 310 or 316 of the California Corporations Code;
or (x) as to circumstances in which indemnity is expressly prohibited by Section 317 of the California
Corporations Code.  The exclusions set forth in clauses (iv) through (ix) above shall apply only to indemnification with regard to any action brought by or in the right of the registrant for breach of duty to the registrant or its shareholders.  The Amended Bylaws of the registrant also provide that the registrant shall indemnify any director or officer in connection with (a) a proceeding (or part thereof) initiated by him or her only if such proceeding (or part thereof) was authorized by the Board of Directors of the registrant or (b) a proceeding (or part thereof) other than a proceeding by or in the name of the registrant to procure a judgment in its favor, only if any settlement of such a proceeding is approved in writing by the registrant.  Indemnification shall cover all costs, charges, expenses, liabilities and losses, including attorneys' fees, judgments, fines,
ERISA excise taxes, or penalties and amounts paid or to be paid in settlement, reasonably incurred or suffered by the director or officer.

         The registrant has directors' and officers' liability insurance policies in force insuring directors and officers of the registrant and its subsidiaries.  The registrant has also entered into written agreements with each of its directors incorporating the indemnification provisions of its Amended Bylaws.

Page II-1

         Insofar as  indemnification  for liabilities  arising under the Securities Act of 1933 may be permitted to directors,  officers or persons  controlling the registrant  pursuant to the foregoing  provisions,  the registrant has been informed that in the opinion of the Securities and Exchange  Commission  such  indemnification  is against public policy as expressed in the Act and is therefore unenforceable.

Item 21.   Exhibits and Financial Data Schedules.

         (a)  Exhibits

              See Exhibit Index.

         (b)  Financial Statement Schedules

         Schedules are omitted since the information required to be submitted has been included in the
Supplemental Consolidated Financial Statements of the Company or the notes thereto, or the required information is not applicable.

Item 22.   Undertakings

         The registrant hereby undertakes:

         (1)  to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to
                  Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20%
                  change in the maximum aggregate offering price set forth in the "Calculation of Registration
                  Fee" table in the effective registration statement; and

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2)  that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3)  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4)  to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.
              This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

Page II-2

         (5)  to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         (6)  to deliver or cause to be delivered with the prospectus, to each peson to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Page II-3

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Southern California Edison Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, State of California, on the 5th day of September, 2003.

                                                      SOUTHERN CALIFORNIA EDISON COMPANY

                                                      BY:       /s/ Kenneth S. Stewart
                                                ------------------------------------------------
                                                           Name:  Kenneth S. Stewart
                                                           Title:  Assistant General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                Signature                               Title                         Date
                                ---------                               -----                         ----

           Principal Executive Officer:

                           /s/ ALAN J. FOHRER*                 Chief Executive Officer        September 5, 2003
                      ------------------------------
                             Alan J. Fohrer

           Principal Financial Officer:

                         /s/ W. JAMES SCILACCI*               Senior Vice President and       September 5, 2003
                      ------------------------------
                            W. James Scilacci                  Chief Financial Officer

           Controller or Principal Accounting Officer:

                          /s/ THOMAS M. NOONAN*             Vice President and Controller     September 5, 2003
                      ------------------------------
                            Thomas M. Noonan

           Board of Directors:

                           /s/ JOHN E. BRYSON*                         Director               September 5, 2003
                      ------------------------------
                            John E. Bryson

                           /s/ ALAN J. FOHRER*                         Director               September 5, 2003
                      ------------------------------
                             Alan J. Fohrer

                        /s/ BRADFORD M. FREEMAN*                       Director               September 5, 2003
                      ------------------------------
                           Bradford M. Freeman

                           /s/ JOAN C. HANLEY*                         Director               September 5, 2003
                      ------------------------------
                             Joan C. Hanley

                            /s/ BRUCE KARATZ*                          Director               September 5, 2003
                      ------------------------------
                              Bruce Karatz

                          /s/ LUIS G. NOGALES*                         Director               September 5, 2003
                      ------------------------------
                             Luis G. Nogales

                          /s/ RONALD L. OLSON*                         Director               September 5, 2003
                      ------------------------------
                             Ronald L. Olson

Page II-4

                          /s/ JAMES M. ROSSER*                         Director               September 5, 2003
                      ------------------------------
                             James M. Rosser

                      /s/ RICHARD T. SCHLOSBERG III*                    Director              September 5, 2003
                      ------------------------------
                        Richard T. Schlosberg III

                          /s/ ROBERT H. SMITH*                         Director               September 5, 2003
                      ------------------------------
                             Robert H. Smith

                          /s/ THOMAS C. SUTTON*                        Director               September 5, 2003
                      ------------------------------
                            Thomas C. Sutton

                          /s/ DANIEL M. TELLEP*                        Director               September 5, 2003
                      ------------------------------
                            Daniel M. Tellep

           *By: /s/ KENNETH S. STEWART
           ------------------------------------------
               Kenneth S. Stewart, Attorney-in-Fact

Page II-5

                                                   EXHIBIT INDEX

Exhibit
Number                                             Description
------                                             -----------

3.1      Certificate of Amendment and Restated Articles of Incorporation of SCE effective June 1, 1993 (File No.
         1-2313, Form 10-K for the year ended December 31, 1993)*
3.2      Certificate of Correction of Restated Articles of Incorporation of SCE dated effective August 21, 1997
         (File No. 1-2313, Form 10-Q for the quarter ended September 30, 1997)*
3.3      Amended Bylaws of SCE as adopted by the Board of Directors on January 1, 2003 (File No. 1-2313, Form
         10-K for the year ended December 31, 2003)*
4.1      SCE First Mortgage Bond Trust Indenture, dated as of October 1, 1923 (Registration No. 2-1369)*
4.2      Supplemental Indenture, dated as of March 1, 1927 (Registration No. 2-1369)*
4.3      Third Supplemental Indenture, dated as of June 24, 1935 (Registration No. 2-1602)*
4.4      Fourth Supplemental Indenture, dated as of September 1, 1935 (Registration No. 2-4522)*
4.5      Fifth Supplemental Indenture, dated as of August 15, 1939 (Registration No. 2-4522)*
4.6      Sixth Supplemental Indenture, dated as of September 1, 1940 (Registration No. 2-4522)*
4.7      Eighth Supplemental Indenture, dated as of August 15, 1948 (Registration No. 2-7610)*
4.8      Twenty-Fourth Supplemental Indenture, dated as of February 15, 1964 (Registration No. 2-22056)*
4.9      Eighty-Eighth Supplemental Indenture, dated as of July 15 1992 (File No. 1-2313, Form 8-K dated July 22,
         1992)*
4.10     Form of Ninety-Ninth Supplemental Indenture**
4.11     Form of First and Refunding Mortgage Bond, 8% Series 2003B, Due 2007**
4.12     Registration Rights Agreement, dated February 24, 2003**
4.13     Form of Letter of Transmittal
4.14     Form of Letter to Broker-Dealers and Other Nominees
4.15     Form of Letter to Clients from Broker-Dealers
4.16     Form of Instructions from Beneficial Owners
4.17     Form of Notice of Guaranteed Delivery
5        Opinion of Kenneth Stewart, Assistant General Counsel of SCE, as to the legality of the securities being registered**
8        Opinion of Munger, Tolles & Olson LLP, counsel to SCE, as to certain tax matters**
10.1     1981 Deferred Compensation Agreement (File No. 1-2313, filed as Exhibit 10.2 to Form 10-K for the year ended December 31, 1981)*
10.2     1985 Deferred Compensation Agreement for Executives (File No. 1-2313, filed as Exhibit 10.3 to Form 10-K for the year ended December 31, 1985)*
10.3     1985 Deferred Compensation Agreement for Directors (File No. 1-2313, filed as Exhibit 10.4 to Form 10-K for the year ended December 31, 1985)*
10.4     Director Deferred Compensation Plan (File No. 1-9936, filed as Exhibit 10.1 to the Edison International
         Form 10-Q for the quarter ended June 30, 2002)*
10.4.1   Director Deferred Compensation Plan Amendment No. 1 (File No. 1-9936, filed as Exhibit 10.4.1 to the
         Edison International Form 10-K for the year ended December 31, 2002)*
10.5     Director Grantor Trust Agreement (File No. 1-9936, filed as Exhibit 10.10 to the Edison International
         Form 10-K for the year ended December 31, 1995)*
10.5.1   Director Grantor Trust Agreement Amendment 2002-1 (File No. 1-9936, filed as Exhibit 10.4 to the Edison
         International Form 10-Q for the quarter ended June 30, 2002)*
10.6     Executive Deferred Compensation Plan (File No. 1-9936, filed as Exhibit 10.2 to the Edison International
         Form 10-Q for the quarter ended March 31, 1998)*
10.6.1   Executive Deferred Compensation Plan Amendment No. 1 (File No. 1-9936, filed as Exhibit 10.6.1 to the
         Edison International Form 10-K for the year ended December 31, 2002)*
10.7     Executive Grantor Trust Agreement (File No. 1-9936, filed as Exhibit 10.12 to the Edison International
         Form 10-K for the year ended December 31, 1995)*
10.7.1   Executive Grantor Trust Agreement Amendment 2002-1 (File No. 1-9936, filed as Exhibit 10.3 to the Edison
         International Form 10-Q for the quarter ended June 30, 2002)*

Page II-6

10.8     Executive Supplemental Benefit Program (File No. 1-9936, filed as Exhibit 10.2 to the Edison
         International Form 10-Q for the quarter ended September 20, 1999)*
10.9     Dispute resolution amendment of 1981 Executive Deferred Compensation Plan, 1985 Executive and Director
         Deferred Compensation Plans and Executive Supplemental Benefit Program (File No. 1-9936, filed as
         Exhibit 10.21 to the Edison International Form 10-K for the year ended December 31, 1998)*
10.10    Executive Retirement Plan (File No. 1-9936, filed as Exhibit 10.1 to the Edison International Form 10-Q for the quarter ended September 30, 1999)*
10.10.1  Executive Retirement Plan Amendment 2001-1 (File No. 1-9936, filed as Exhibit 10.1 to the Edison
         International Form 10-Q for the quarter ended March 31, 2001)*
10.10.2  Executive Retirement Plan Amendment 2002-1 (File No. 1-9936, filed as Exhibit 10.10.2 to the Edison
         International Form 10-K for the year ended December 31, 2002)*
10.11    Executive Incentive Compensation Plan (File No. 1-9936, filed as Exhibit 10.12 to the Edison
         International Form 10-K for the year ended December 31, 1997)*
10.12    Executive Disability and Survivor Benefit Program (File No. 1-9936, filed as Exhibit 10.22 to the Edison
         International Form 10-K for the year ended December 31, 1994)*
10.13    Retirement Plan for Directors (File No. 1-9936, filed as Exhibit 10.2 to the Edison International Form
         10-Q for the quarter ended June 30, 1998)*
10.14    Officer Long-Term Incentive Compensation Plan (File No. 1-9936, filed as Exhibit 10.3 to the Edison
         International Form 10-Q for the quarter ended March 31, 1998)*
10.15    Equity Compensation Plan (File No. 1-9936, filed as Exhibit 10.1 to the Edison International Form 10-Q for the quarter ended June 30, 1998)*
10.15.1  Equity Compensation Plan Amendment No. 1 (File No. 1-9936, filed as Exhibit 10.3 to the Edison
         International Form 10-Q for the quarter ended June 30, 2000)*
10.16    2000 Equity Plan (File No. 1-9936, filed as Exhibit 10.1 to the Edison International Form 10-Q for the
         quarter ended June 30, 2000)*
10.17    Forms of Agreement for long-term compensation awards under the Officer Long-Term Incentive Compensation
         Plan, the Equity Compensation Plan or the 2000 Equity Plan (File No. 1-9936, for 1992-1995 stock option awards filed as Exhibit 10.21.1 to the Edison International Form 10-K for the year ended December 31,
         1995, for 1996 stock option awards filed as Exhibit 10.16.2 to the Edison International Form 10-K for
         the year ended December 31, 1996, for 1997 stock option awards filed as Exhibit 10.16.3 to the Edison
         International Form 10-K for the year ended December 31, 1997, for 1998 stock option awards filed as
         Exhibit 10.4 to the Edison International Form 10-Q for the quarter ended June 30, 1998, for 1999 stock option awards filed as Exhibit 10.1 to the Edison International Form 10-Q for the quarter ended
         March 31, 1999, for January 2000 stock option and performance share awards as restated filed as Exhibit
         10.2 to the Edison International Form 10-Q for the quarter ended March 31, 2001, for May 2000 special stock option awards filed as Exhibit 10.2 to the Edison International Form 10-Q for the quarter ended
         June 30, 2000, for 2001 basic stock option and performance share awards filed as Exhibit 10.3 to the
         Edison International Form 10-Q for the quarter ended March 31, 2001, for 2001 special stock option awards filed as Exhibit 10.4 to the Edison International Form 10-Q for the quarter ended March 31, 2001, for 2001 retention incentives filed as Exhibit 10.5 to the Edison International Form 10-Q for the
         quarter ended March 31, 2001, for 2001 exchange offer deferred stock units filed as Attachment C of
         Exhibit (a)(1) to Schedule TO-I dated October 26, 2001, for 2002 stock option and performance share awards filed as Exhibit 10.1 to the Edison International Form 10-Q for the quarter ended March 31, 2002, and for 2003 stock option and performance share awards filed as Exhibit 10.1 to the Edison International
         Form 10-Q for the quarter ended March 31, 2003)*
10.18    Director Nonqualified Stock Option Terms and Conditions under the Equity Compensation Plan (File No.
         1-9936, filed as Exhibit 10.1 to the Edison International Form 10-Q for the quarter ended June 30, 2002)*
10.19    Estate and Financial Planning Program as amended April 1, 1999 (File No. 1-2313, filed as Exhibit 10.2 to Form 10-Q for the quarter ended June 30, 1999)*
10.20    Option Gain Deferral Plan as restated September 15, 2000 (File No. 1-9936, filed as Exhibit 10.25 to the
         Edison International Form 10-K for the year ended December 31, 2000)*
10.21    Election Terms for Warren Christopher (File No. 1-9936, filed as Exhibit 10.22 to the Edison
         International Form 10-K for the year ended December 31, 1997)*
10.22    Executive Severance Plan as adopted effective January 1, 2001 (File No. 1-9936, filed as Exhibit 10.34 to the Edison International Form 10-K for the year ended December 31, 2001)*

Page II-7

10.23    Resolution regarding the computation of disability and survivor benefits prior to age 55 for Alan J.
         Fohrer (File No. 1-9936, filed as Exhibit 10.2 to the Edison International Form 10-Q for the quarter ended March 31, 2000)*
10.24    Employment Letter Agreement with Mahvash Yazdi (File No. 1-9936, filed as Exhibit 10.34 to the Edison
         International Form 10-K for the year ended December 31, 2002)*
10.25.   Retention Incentive Award for Harold B. Ray (File No. 1-2313, filed as Exhibit 10.2 to the SCE Form 10-Q for the quarter ended March 31, 2003)*
12.      Statement re Computation of Ratios of Earnings to Fixed Charges
13.1     Annual Report to Shareholders for year ended December 31, 2002
13.2     Quarterly Report on Form 10-Q for the quarter ended June 30, 2003
23.1     Consent of Independent Accountants - PricewaterhouseCoopers LLP
23.2     Consent of Kenneth Stewart, (included in Exhibit 5)**
23.3     Consent of Munger, Tolles & Olson LLP (included in Exhibit 8)**
24.1     Power of Attorney**
24.2     Certified copy of Resolution of Board of Directors Authorizing Signature**
25       Form T-1 Statement of Eligibility Under Trust Indenture Act of 1939 of The Bank of New York and D.G.
         Donovan relating to first and refunding mortgage bonds of SCE**

*  Incorporated by reference to the indicated file and document pursuant to Rule 411.

**  Previously filed.